                      ROGERS WIRELESS COMMUNICATIONS INC.
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of shareholders of Rogers Wireless Communications Inc. (the "Corporation") will be held at the Velma Rogers Graham Theatre, 333 Bloor Street East, Toronto, Ontario, Canada on Thursday, May 27, 2004 at 10:45 a.m. (Toronto time). The Meeting will be held for the following purposes:

1. to receive the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2003, together with the auditors' report thereon;

2. for holders of Class A Multiple Voting Shares, to elect 13 directors of the Corporation and for holders of Class B Restricted Voting Shares, to elect 3 directors of the Corporation;

3. for holders of Class A Multiple Voting Shares, to appoint auditors and authorize the directors to fix their remuneration; and

4. to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     A Management Proxy Circular and form of proxy accompany this Notice of Meeting.

     A proxy or other proof of share ownership may be required for admission to the Meeting.

NOTES:

(1) At the Meeting, only holders of the Corporation's Class A Multiple Voting Shares and Class B Restricted Voting Shares are entitled to vote.

(2) A copy of the Corporation's 2003 Annual Report containing the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2003, and the auditors' report thereon, accompanies this Notice of Meeting.

(3) Shareholders who are unable to attend the Meeting are kindly requested to specify on the appropriate enclosed form of proxy the manner in which the shares represented thereby are to be voted and are requested to sign, date and return the same (in the envelope provided for that purpose) by no later than 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004, or if the meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays or holidays) before the time the adjourned or postponed meeting is to be reconvened or held.

(4) Shareholders should take notice that the Articles of the Corporation impose certain restrictions on the issue and transfer of the Corporation's shares and the exercise of voting rights. These restrictions are detailed under the heading "Restrictions on the Transfer, Voting and Issue of Shares" in the accompanying Management Proxy Circular.

(5) On peut obtenir le texte francais de cette circulaire d'information au siege social de la compagnie situe au 600 de Maisonneuve ouest, Montreal, Quebec, H3A 3J2, ou en telephonant (514) 340-2060. Le texte francais sera aussi disponible a l'assemblee.

    DATED at Toronto, Ontario, this 19th day of April, 2004.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         DAVID P. MILLER, Secretary

                      ROGERS WIRELESS COMMUNICATIONS INC.

                           MANAGEMENT PROXY CIRCULAR

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 2004

                            SOLICITATION OF PROXIES

     THIS MANAGEMENT PROXY CIRCULAR (THE "INFORMATION CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF ROGERS WIRELESS COMMUNICATIONS INC. (the "Corporation") for use at the Annual Meeting of shareholders of the Corporation (the "Meeting") to be held on Thursday, May 27, 2004, at the time and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment or postponement thereof. Holders of Class A Multiple Voting Shares and Class B Restricted Voting Shares who are unable to be present at the Meeting are requested to complete, sign, date and return the enclosed form of proxy to the Secretary of the Corporation, c/o Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number (416) 263-9524 (within the Toronto area) or 1-866-249-7775 (outside the Toronto area) by 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004. An addressed envelope with postage prepaid accompanies this Information Circular and may be used for such purpose. The Corporation will bear the cost of solicitation on behalf of management of proxies in the form furnished herewith. THE SOLICITATION WILL BE PRIMARILY BY MAIL. HOWEVER, PROXIES MAY BE SOLICITED BY TELEPHONE OR PERSONALLY BY DIRECTORS, OFFICERS OR DESIGNATED AGENTS OF THE CORPORATION. THE CORPORATION WILL, UPON REQUEST, REIMBURSE BROKER-DEALERS, BANKS, CUSTODIANS, NOMINEES AND OTHER FIDUCIARIES FOR THEIR REASONABLE EXPENSES INCURRED IN FORWARDING PROXY MATERIAL TO BENEFICIAL OWNERS OF THE CORPORATION'S SHARES.

                             APPOINTMENT OF PROXIES

     The persons named in the accompanying form of proxy are Edward S. Rogers, O.C. (the Chairman of the Corporation), Edward Rogers and Melinda Rogers, each of whom, other than Melinda Rogers, is a director of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION) TO REPRESENT SUCH SHAREHOLDER AT THE MEETING MAY DO SO BY EITHER INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER APPROPRIATE FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED FORM OF PROXY, AT ANY TIME UP TO 4:30 P.M. (TORONTO
TIME) ON WEDNESDAY, MAY 26, 2004, TO THE SECRETARY OF THE CORPORATION, C/O COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1, FACSIMILE NUMBER (416) 263-9524 (WITHIN THE TORONTO
AREA) OR 1-866-249-7775 (OUTSIDE THE TORONTO AREA), OR IF THE MEETING IS ADJOURNED OR POSTPONED, 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS OR HOLIDAYS) BEFORE THE TIME THE ADJOURNED OR POSTPONED MEETING IS TO BE RECONVENED OR HELD.

                          NON-REGISTERED SHAREHOLDERS

     Only registered shareholders or the persons they appoint as their proxyholders are permitted to attend and vote at the Meeting. However, in many cases, shares of the Corporation beneficially owned by a holder (a "Non-Registered Holder") are registered either:

     (a) in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares, such as banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

     (b) in the name of a depository (such as The Canadian Depository for Securities Limited).

     In accordance with the requirements of applicable securities law, the Corporation has distributed copies of the Notice of Meeting, this Information Circular, the form of proxy, and the 2003 Annual Report (collectively, the "meeting materials") to depositories and intermediaries for onward distribution to Non-Registered Holders.

     Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, intermediaries will use service companies to forward the meeting materials to Non-Registered Holders. Non-Registered Holders who have not waived the right to receive meeting materials will either:

A. receive, as part of the meeting materials, a voting instruction form which must be completed, signed and delivered by the Non-Registered Holder in accordance with the directions provided by the intermediary on the voting instruction form (which may in some cases permit completion of the voting instruction form by telephone or through the Internet); or

B. be given a form of proxy which has already been signed by the intermediary (typically by a facsimile, stamped signature), which is restricted to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it as described above.

     The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. IN EITHER CASE, NON-REGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARIES AND THEIR SERVICE COMPANIES.

                                   REVOCATION

     The appropriate form of proxy must be signed by the shareholder, or by his or her attorney authorized in writing, and should be dated with the date on which it is executed. A registered shareholder who has given a proxy may revoke it by:

     (a) completing and signing a proxy bearing a later date and depositing it with Computershare Trust Company of Canada by 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004;

     (b) depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment of the Meeting at which the proxy is to be used, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment of the Meeting; or

     (c) in any other manner provided by law or by the Articles of the Corporation.

     The revocation of a proxy will not affect any matter on which a vote has been taken before the revocation. A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote given to an intermediary at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the intermediary at least seven days prior to the Meeting.

                             EXERCISE OF DISCRETION

     Nominees named in the accompanying form of proxy will vote or withhold from voting the Class A Multiple Voting Shares or Class B Restricted Voting Shares represented thereby, as the case may be, on any ballot that may be called for in accordance with the shareholder's instructions (provided such instructions are certain) and if such shareholder has specified a choice with respect to any matter to be acted on at the Meeting, the shares will be voted accordingly. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES WILL BE VOTED (I) IN FAVOUR OF THE ELECTION OF THE DIRECTORS NAMED IN THIS INFORMATION CIRCULAR UNDER THE HEADING "ELECTION OF DIRECTORS"; AND (II) IN FAVOUR OF THE APPOINTMENT OF THE AUDITORS NAMED IN THIS INFORMATION CIRCULAR AND THE AUTHORIZATION FOR THE DIRECTORS TO FIX THE REMUNERATION OF THE AUDITORS. THE CLASS A MULTIPLE VOTING SHARES WILL BE VOTED SEPARATELY IN FAVOUR OF THE ELECTION OF THE 13 DIRECTORS NAMED IN THIS INFORMATION CIRCULAR UNDER THE HEADING "ELECTION OF DIRECTORS BY HOLDERS OF CLASS A MULTIPLE VOTING SHARES". THE CLASS B RESTRICTED VOTING SHARES WILL BE VOTED SEPARATELY IN FAVOUR OF THE ELECTION OF THE 3 DIRECTORS NAMED IN THIS INFORMATION CIRCULAR UNDER THE HEADING "ELECTION OF DIRECTORS BY HOLDERS OF CLASS B RESTRICTED VOTING SHARES". THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO VOTING ON AMENDMENTS TO OR VARIATIONS

OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. At the time of printing this Information Circular, management knows of no such amendments, variations or other matters to come before the Meeting but if any such amendments, variations or other matters are properly brought before the Meeting, the persons designated in the accompanying form of proxy will vote thereon in accordance with their discretion.

                   SHARES ENTITLED TO BE VOTED AT THE MEETING

     The authorized capital of the Corporation consists of: (i) an unlimited number of Class A Multiple Voting Shares, without par value; (ii) an unlimited number of Class B Restricted Voting Shares, without par value; and (iii) an unlimited number of First Preferred Shares, issuable in series, without par value. As of April 19, 2004, 90,468,259 Class A Multiple Voting Shares and 52,045,907 Class B Restricted Voting Shares are issued and outstanding. The Class A Multiple Voting Shares are convertible at any time into Class B Restricted Voting Shares.

     Holders of the Class A Multiple Voting Shares are generally entitled to ten votes per share. Holders of the Class B Restricted Voting Shares are generally entitled to one vote per share other than with respect to the election of all directors and the appointment of auditors, and are entitled, voting separately as a class, to elect three directors of the Corporation.

     Each holder of outstanding Class A Multiple Voting Shares or Class B Restricted Voting Shares of record as at the close of business on April 16, 2004, the record date established for notice of the Meeting and for voting in respect of the Meeting, will be given notice of and will be entitled to vote at the Meeting (subject to the Articles of the Corporation which provide that holders of Class B Restricted Voting Shares shall not vote on the appointment of auditors or the election of directors, other than the three directors to be elected as a class by such holders), in person or by proxy, the number of shares of record held by such shareholder on the record date. Rogers Communications Inc. ("RCI") and JVII General Partnership (which together, own all of the issued and outstanding Class A Multiple Voting Shares -- see below under the heading "Principal Holders of Shares of the Corporation") have each agreed, subject to certain exceptions not currently applicable, not to vote any Class B Restricted Voting Shares they hold or control on the election of the three directors to be elected by the holders of the Class B Restricted Voting Shares voting separately as a class.

PRINCIPAL HOLDERS OF SHARES OF THE CORPORATION

     To the knowledge of the directors and officers of the Corporation, the only persons or corporations beneficially owning, directly or indirectly, or exercising control or direction over more than 10% of the outstanding voting shares of the Corporation are: (i) RCI, a corporation controlled by Edward S. Rogers, O.C., and certain corporations owned or controlled directly or indirectly by him and trusts for the benefit of Mr. Rogers and his family; and
(ii) JVII General Partnership, a general partnership, all of the interests of which are owned, directly or indirectly, by AT&T Wireless Services, Inc. ("AWS"). RCI, directly and indirectly, beneficially owns or controls, as of April 19, 2004, 62,820,371 Class A Multiple Voting Shares of the Corporation, representing 69.4% of the issued and outstanding Class A Multiple Voting Shares and 16,317,644 Class B Restricted Voting Shares, representing 31.4% of the issued and outstanding Class B Restricted Voting Shares, which together represent 67.4% of the total votes attached to all voting shares of the Corporation currently issued and outstanding. JVII General Partnership beneficially owns or controls, as of April 19, 2004, 27,647,888 Class A Multiple Voting Shares of the Corporation, representing 30.6% of the issued and outstanding Class A Multiple Voting Shares and 20,946,284 Class B Restricted Voting Shares, representing 40.3% of the issued and outstanding Class B Restricted Voting Shares, which together represent 31.1% of the total votes attached to all voting shares of the Corporation currently issued and outstanding.

                    PARTICULARS OF MATTERS TO BE ACTED UPON

                             ELECTION OF DIRECTORS

     The total number of directors to be elected at the Meeting is 16. The persons designated in the enclosed form of proxy intend to vote for the election as directors of the proposed nominees whose names are set out below. The Articles of the Corporation provide that holders of Class B Restricted Voting Shares shall be entitled to elect three directors of the Corporation, voting separately as a class, and that the holders of Class A Multiple Voting Shares voting as a class, shall elect the remaining directors. Management does not contemplate that any of the proposed nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons designated in the enclosed form of proxy reserve the right to vote for another nominee at their discretion. Each director elected will hold office until his or her successor is duly elected at the next annual meeting of the shareholders of the Corporation or unless, prior thereto, he or she resigns or his or her office becomes vacant by reason of death or other cause under applicable law. The board of directors (the "Board") has a number of committees, including an Executive Committee and an Audit Committee. The members of such committees and other committees are identified by notes following their names.

ELECTION OF DIRECTORS BY HOLDERS OF CLASS A MULTIPLE VOTING SHARES

     The following table states the names of all the persons proposed to be nominated for election as directors by the holders of Class A Multiple Voting Shares, their principal occupations or employments and other positions and offices with the Corporation or any of its significant affiliates now held by them, their periods of service as directors of the Corporation, the number of Class A Multiple Voting Shares and Class B Restricted Voting Shares of the Corporation and Class A Voting Shares and Class B Non-Voting Shares of RCI, the Corporation's holding body corporate, beneficially owned or over which control or direction is exercised by each of them as of April 19, 2004 and the approximate number of Directors' Deferred Share Units of the Corporation credited to the account of such person as at April 19, 2004 (see description of the Directors' Deferred Share Unit Plan under "Other Information -- Compensation of Directors" in this Information Circular).

                                                                                  CLASS A         CLASS B
                                             PRINCIPAL OCCUPATION                MULTIPLE       RESTRICTED
                                            AND POSITION WITH THE                 VOTING          VOTING          CLASS A
                                               CORPORATION AND      DIRECTOR   SHARES OF THE   SHARES OF THE   VOTING SHARES
                   NAME                     SIGNIFICANT AFFILIATES   SINCE      CORPORATION     CORPORATION       OF RCI
                   ----                     ----------------------  --------   -------------   -------------   -------------
                   LEWIS M. CHAKRIN.......  Executive Vice-           2001         Nil             Nil             Nil
(LEWIS) M.                                  President, Corporate
CHAKRIN PHOTO)     (3)(6)(7)(8)             Strategy and Business
                                            Development, AT&T
                                            Wireless Services Inc.
                                            (wireless
                                            communications)
 Lewis M. Chakrin, 56, resides in Mendham, New Jersey, and has been a director of the Corporation since October, 2001. Mr.
 Chakrin is Executive Vice-President, Corporate Strategy and Business Development AT&T Wireless Services, Inc. Mr. Chakrin
 joined Bell Labs in 1969 and served as a supervisor in the Operations Research Group and the Network Architecture Planning
 Group. He joined AT&T Corporate Headquarters in 1982 and served in various capacities including Vice-President, Business
 Sales Division, Strategic Planning Vice-President, International Communications Services, Vice-President, Personal
 Communications Services, Vice-President Business Development and Corporate Strategy and Vice-President, Consumer Product
 Management. Mr. Chakrin holds a M.Sc. in Operations Research, Columbia University, and an M.B.A. and Ph.D. in Finance, New
 York University's Graduate School of Business.

                                   DIRECTORS'
                                    DEFERRED
                      CLASS B      SHARE UNITS
                    NON-VOTING       OF THE
                   SHARES OF RCI   CORPORATION
                   -------------   -----------
                       Nil            Nil
(LEWIS) M.
CHAKRIN PHOTO)
 Lewis M. Chakrin
 Chakrin is Execu
 joined Bell Labs
 Group. He joined
 Sales Division,
 Communications S
 Management. Mr.
 York University'

                                                                                  CLASS A         CLASS B
                                             PRINCIPAL OCCUPATION                MULTIPLE       RESTRICTED
                                            AND POSITION WITH THE                 VOTING          VOTING          CLASS A
                                               CORPORATION AND      DIRECTOR   SHARES OF THE   SHARES OF THE   VOTING SHARES
                   NAME                     SIGNIFICANT AFFILIATES   SINCE      CORPORATION     CORPORATION       OF RCI
                   ----                     ----------------------  --------   -------------   -------------   -------------
                   H. GARFIELD EMERSON,     National Chairman, law    1992         Nil            1,000            Nil
(H. GARFIELD       Q.C....................  firm of Fasken
EMERSON PHOTO)                              Martineau DuMoulin;
                   (2)(3)(4)(5)(6)(7)       Chairman of RCI and
                                            Deputy Chairman of the
                                            Corporation
 H. Garfield Emerson, Q.C., 63, resides in Toronto, Ontario and has been a director of the Corporation since April, 1992 and
 Deputy Chairman of the Board since May, 2002. Mr. Emerson is also a director of CAE Inc., Canada Deposit Insurance
 Corporation, Wittington Investments, Limited, Rogers Communications Inc., Rogers Cable Inc., Rogers Media Inc., Rogers
 Telecommunications Limited and Sunnybrook & Women's Health Sciences Centre. Mr. Emerson is the past Chair of the Sunnybrook
 & Women's Foundation and past Chair of the Campaign for Victoria University in the University of Toronto. He is a former director of the University of Toronto Asset Management Corporation and member of the Business Board of the University of
 Toronto. Mr. Emerson joined Fasken Martineau DuMoulin LLP, a national law firm, in August, 2001 as National Chair and a senior partner and leader of the firm's mergers and acquisitions practice. In 1990, Mr. Emerson established NM Rothschild &
 Sons Canada Limited, an investment banking firm affiliated with the Rothschild international investment and merchant bank and, from 1990 to 2001, served as its President and Chief Executive Officer. Prior to this, Mr. Emerson practiced law as a senior partner with Davies, Ward & Beck Toronto, from 1970 to 1990. Mr. Emerson holds an Honours B.A. (History) and LL.B.,
 University of Toronto, was called to the Bar of Ontario in 1968 and appointed Queen's Counsel in 1980.

                   ANN T. GRAHAM..........  Company Director          --           Nil             Nil             Nil
(ANN T. GRAHAM
PHOTO)             (9)
 Ann T. Graham, 60, resides in Toronto, Ontario. Ms. Graham serves as a director of Rogers Media Inc. and Sheena's Place.
 Ms. Graham is a graduate of the University of New Brunswick (Hon. B.A.). She holds a Bachelor of Education from the
 University of Toronto and a Bachelor of Fine Arts from York University.
                   THOMAS IAN HULL........  Chairman and Chief        1991         Nil            1,000          254,200
(THOMAS IAN HULL                            Executive Officer, The
PHOTO)             (3)(4)(5)(7)             Hull Group Inc.
                                            (insurance)
 Thomas I. Hull, 72, resides in Toronto, Ontario and has been a director of the Corporation since May, 1991. Mr. Hull is
 Chairman and Chief Executive Officer of The Hull Group of Companies. Mr. Hull is also a director of Rogers Communications
 Inc., Rogers Media Inc. and Rogers Telecommunications Limited Mr. Hull is a graduate of Upper Canada College and the
 Insurance Co. of North America College of Insurance and Risk Management. Mr. Hull is a life member of the Canadian
 Association of Insurance and Financial Advisors and past president of the Life Underwriters' Association of Toronto.

                                   DIRECTORS'
                                    DEFERRED
                      CLASS B      SHARE UNITS
                    NON-VOTING       OF THE
                   SHARES OF RCI   CORPORATION
                   -------------   -----------
                      3,265           Nil
(H. GARFIELD
EMERSON PHOTO)

 H. Garfield Emer
 Deputy Chairman
 Corporation, Wit
 Telecommunicatio
 & Women's Founda
 director of the
 Toronto. Mr. Eme
 senior partner a
 Sons Canada Limi
 and, from 1990 t
 senior partner w
 University of To
                       390            Nil
(ANN T. GRAHAM
PHOTO)
 Ann T. Graham, 6
 Ms. Graham is a
 University of To
                      9,800         1,667.42
(THOMAS IAN HULL
PHOTO)

 Thomas I. Hull,
 Chairman and Chi
 Inc., Rogers Med
 Insurance Co. of
 Association of I

                                                                                  CLASS A         CLASS B
                                             PRINCIPAL OCCUPATION                MULTIPLE       RESTRICTED
                                            AND POSITION WITH THE                 VOTING          VOTING          CLASS A
                                               CORPORATION AND      DIRECTOR   SHARES OF THE   SHARES OF THE   VOTING SHARES
                   NAME                     SIGNIFICANT AFFILIATES   SINCE      CORPORATION     CORPORATION       OF RCI
                   ----                     ----------------------  --------   -------------   -------------   -------------
                   KENT J. MATHY..........  Executive Vice-           2003         Nil             Nil             Nil
(KENT J. MATHY                              President, Business
PHOTO)             (5)(8)                   Market Groups AT&T
                                            Wireless Services,
                                            Inc. (wireless
                                            communications)
 Kent J. Mathy, 44, resides in Kenilworth, Illinois, and has been a director of the Corporation since October, 2003. Mr.
 Mathy is Executive Vice-President, Business Market Groups, AT&T Wireless Services, Inc. Previously Mr. Mathy served as
 Chairman, President and Chief Executive Officer, Celox Networks. Prior to joining Celox, Mr. Mathy served with AT&T, holding numerous management positions nationwide over a period of 18 years. Mr. Mathy holds a Bachelor of Business
 Administration, Marketing, University of Wisconsin-Oshkosh, 1981, and attended the University of Michigan, Executive
 Programme, 1993.

                   NADIR H. MOHAMED,        President and Chief,      2001         Nil             Nil             Nil
(NADIR H. MOHAMED  C.A....................  Executive Officer of
PHOTO)                                      the Corporation
                   (3)
 Nadir H. Mohamed, 48, resides in Toronto, Ontario, and has been a director of the Corporation since June, 2001. Mr. Mohamed is President and Chief Executive Officer of the Corporation. Prior to joining the Corporation, Mr. Mohamed served as Senior
 Vice-President, Marketing and Sales, Telus Communications Inc., held several senior financial, strategic business development and operational management positions at both BC Tel and BC Tel Mobility and served as President and Chief
 Operating Officer, BC Tel Mobility. Mr. Mohamed is a director of Sierra Wireless, Inc. and Cinram International Inc. Mr.
 Mohamed holds an undergraduate degree from the University of British Columbia and received his C.A. designation in 1980.

                   THE HONOURABLE           Senior partner in law     1991         Nil            2,000            Nil
(DAVID ROBERT      DAVID ROBERT PETERSON,   firm of Cassels Brock
PETERSON PHOTO)    P.C., Q.C..............  & Blackwell
                   (2)
 The Hon. David R. Peterson, P.C., Q.C., 60, resides in Toronto, Ontario and has been a director of the Corporation since
 May, 1991. Mr. Peterson is a senior partner and Chairman of Cassels Brock & Blackwell LLP and Chairman of Cassels Pouliot
 Noriega, an international affiliation of Toronto, Montreal and Mexico City law firms. Mr. Peterson was elected as a Member of the Ontario Legislature in 1975 and became the Leader of the Ontario Liberal party in 1982. He served as Premier of
 Ontario between 1985 and 1990. Mr. Peterson is also a director of a number of boards that includes Ivanhoe Cambridge
 Shopping Centres Limited, Industrielle Alliance Assurance Company and National Life Assurance Company of Canada, Rogers
 Communications Inc. and BNP Paribas. Mr. Peterson holds a B.A. and LL.B., University of Toronto, was called to the Bar of
 Ontario in 1969, appointed Queen's Counsel in 1980, and summoned by Her Majesty to the Privy Council in 1992.

                                   DIRECTORS'
                                    DEFERRED
                      CLASS B      SHARE UNITS
                    NON-VOTING       OF THE
                   SHARES OF RCI   CORPORATION
                   -------------   -----------
                       Nil            Nil
(KENT J. MATHY
PHOTO)

 Kent J. Mathy, 4
 Mathy is Executi
 Chairman, Presid
 holding numerous
 Administration,
 Programme, 1993.
                       Nil            Nil
(NADIR H. MOHAMED
PHOTO)

 Nadir H. Mohamed
 is President and
 Vice-President,
 development and
 Operating Office
 Mohamed holds an
                      1,000         2,433.18
(DAVID ROBERT
PETERSON PHOTO)

 The Hon. David R
 May, 1991. Mr. P
 Noriega, an inte
 of the Ontario L
 Ontario between
 Shopping Centres
 Communications I
 Ontario in 1969,

                                                                                  CLASS A         CLASS B
                                             PRINCIPAL OCCUPATION                MULTIPLE       RESTRICTED
                                            AND POSITION WITH THE                 VOTING          VOTING          CLASS A
                                               CORPORATION AND      DIRECTOR   SHARES OF THE   SHARES OF THE   VOTING SHARES
                   NAME                     SIGNIFICANT AFFILIATES   SINCE      CORPORATION     CORPORATION       OF RCI
                   ----                     ----------------------  --------   -------------   -------------   -------------
                   JORDAN M. RODERICK.....  President,                2000         Nil             Nil             Nil
(JORDAN M.                                  International, AT&T
RODERICK PHOTO)    (3)(4)(6)(7)(8)          Wireless Services,
                                            Inc. (wireless
                                            communications)
 Jordan Roderick, 46, resides in Redmond, Washington and has been a director of the Corporation since April, 2000. Mr.
 Roderick is President, International, AT&T Wireless Services, Inc. Prior to his current position, Mr. Roderick was
 Executive Vice-President Wireless Technology and Products and served in a variety of roles with LIN, McCaw Cellular and
 AT&T Wireless Services, Inc., including Executive Vice-President, Cellular One in New York and Vice-President, Products
 Development, AT&T Wireless Services, Inc. Mr. Roderick serves as a director of Rogers Wireless Inc. and PrairieComm, Inc.
 Mr. Roderick holds a B.A. and M.B.A. from Dartmouth College.

                   EDWARD SAMUEL ROGERS,    Chairman of the           1991      62,820,371      16,317,644     51,116,099
(EDWARD SAMUEL     O.C....................  Corporation
ROGERS PHOTO)
                   (1)(3)(5)(6)(7)
 Edward S. Rogers, O.C., 70, resides in Toronto, Ontario and has been Chairman of the Corporation since May, 1991. Mr.
 Rogers is also President and Chief Executive Officer of Rogers Communications Inc. He also serves as a director of Rogers
 Communications Inc., Rogers Cable Inc., Rogers Media Inc., Rogers Telecommunications Limited, Cable Television
 Laboratories, Inc. and the Canadian Cable Television Association. Mr. Rogers holds a B.A., University of Toronto, LL.B.,
 Osgoode Hall Law School, and was called to the Bar of Ontario in 1962. Mr. Rogers was appointed an Officer of the Order of
 Canada in 1990 and inducted into the Canadian Business Hall of Fame in 1994. In 2002, Mr. Rogers was inducted into the U.S.
 Cable Hall of Fame.

                   LORETTA ANNE ROGERS....  Company Director          2003         Nil            1,000           1,000
(LORETTA ANNE
ROGERS PHOTO)      (9)
 Loretta A. Rogers, 65, resides in Toronto, Ontario. Mrs. Rogers serves as a director of Rogers Communications Inc., Rogers
 Media Inc., Rogers Telecommunications Limited and Sheena's Place. Mrs. Rogers holds a B.A., University of Miami, and an honourary Doctorate of Laws, University of Western Ontario.

                   MARTHA L. ROGERS.......  Company Director          --           Nil            1,000            100
(MARTHA L. ROGERS
PHOTO)             (9)
 Martha L. Rogers, 32, resides in Toronto, Ontario. Ms. Rogers serves as a director of Rogers Media Inc. Ms. Rogers holds a
 B.A., University of Western Ontario and is currently completing her internship at the Canadian College of Naturopathic
 Medicine.

                                   DIRECTORS'
                                    DEFERRED
                      CLASS B      SHARE UNITS
                    NON-VOTING       OF THE
                   SHARES OF RCI   CORPORATION
                   -------------   -----------
                       Nil            Nil
(JORDAN M.
RODERICK PHOTO)
 Jordan Roderick,
 Roderick is Pres
 Executive Vice-P
 AT&T Wireless Se
 Development, AT&
 Mr. Roderick hol
                   18,614,690         Nil
(EDWARD SAMUEL
ROGERS PHOTO)
 Edward S. Rogers
 Rogers is also P
 Communications I
 Laboratories, In
 Osgoode Hall Law
 Canada in 1990 a
 Cable Hall of Fa
                     34,265           320.11
(LORETTA ANNE
ROGERS PHOTO)
 Loretta A. Roger
 Media Inc., Roge
 honourary Doctor
                       100            Nil
(MARTHA L. ROGERS
PHOTO)
 Martha L. Rogers
 B.A., University
 Medicine.

                                                                                  CLASS A         CLASS B
                                             PRINCIPAL OCCUPATION                MULTIPLE       RESTRICTED
                                            AND POSITION WITH THE                 VOTING          VOTING          CLASS A
                                               CORPORATION AND      DIRECTOR   SHARES OF THE   SHARES OF THE   VOTING SHARES
                   NAME                     SIGNIFICANT AFFILIATES   SINCE      CORPORATION     CORPORATION       OF RCI
                   ----                     ----------------------  --------   -------------   -------------   -------------
                   G. MICHAEL SIEVERT.....  Executive Vice            2002         Nil             Nil             Nil
(G. MICHAEL                                 President and Chief
SIEVERT PHOTO)     (5)(8)                   Marketing Officer,
                                            AT&T Wireless
                                            Services, Inc.
                                            (wireless
                                            communications)
 G. Michael Sievert, 34, resides in Yarrow Point, Washington and has been a director of the Corporation since October, 2002.
 Mr. Sievert is Executive Vice-President and Chief Marketing Officer, AT&T Wireless Services, Inc. , a position he has held since March, 2002. Previously, Mr. Sievert served as Chief Marketing and Sales Officer, E*TRADE Group, Inc. and has held executive positions with IBM and Proctor & Gamble. Mr. Sievert holds a B.Sc. in Economics, The Wharton School, University of Pennsylvania.

                   JOHN CHRISTOPHER         Chairman, Rogers          2003         Nil             2000            Nil
(JOHN CHRISTOPHER  COUNSEL WANSBROUGH.....  Telecommunications
PHOTO)                                      Limited (holding
                   (2)(3)(7)                company)
 J. Christopher C. Wansbrough, 71, resides in Toronto, Ontario. Mr. Wansbrough is Chairman, Rogers Telecommunications
 Limited and has held that position since December, 1997. Mr. Wansbrough serves as a director of Rogers Communications Inc.,
 Rogers Cable Inc., Rogers Media Inc. and United Corporations Ltd. Mr. Wansbrough has also served as President of National
 Trust Company and Chairman of the Board of Omers Realty Corporation. Other affiliations include Chairman of the Board of the R.S. McLaughlin Foundation and the Independent Order of Foresters. Mr. Wansbrough holds a B.A., University of Toronto, and is a Chartered Financial Analyst.

                                   DIRECTORS'
                                    DEFERRED
                      CLASS B      SHARE UNITS
                    NON-VOTING       OF THE
                   SHARES OF RCI   CORPORATION
                   -------------   -----------
                       Nil            Nil
(G. MICHAEL
SIEVERT PHOTO)
 G. Michael Sieve
 Mr. Sievert is E
 since March, 200
 executive positi
 of Pennsylvania.
                      2,665           Nil
(JOHN CHRISTOPHER
PHOTO)
 J. Christopher C
 Limited and has
 Rogers Cable Inc
 Trust Company an
 the R.S. McLaugh
 and is a Charter

NOTES:

(1) Further details concerning these and other holdings are described above under the heading "Principal Holders of Shares of the Corporation".

(2) Denotes member of the Audit Committee of the Corporation.

(3) Denotes member of Executive Committee of the Corporation.

(4) Denotes member of Compensation Committee of the Corporation.

(5) Denotes member of Nominating and Corporate Governance Committee of the Corporation.

(6) Denotes member of Technology Committee of the Corporation.

(7) Denotes member of Finance Committee of the Corporation.

(8) In 1999, the Corporation, RCI and JVII General Partnership entered into a number of agreements, including a shareholders' agreement which provides for, among other things, the grant by RCI of certain governance rights in favour of JVII General Partnership with respect to the Corporation so long as JVII General Partnership holds at least 20% of the equity shares of the Corporation, including the ability to nominate four directors to the Board of Directors of the Corporation. Messrs. Chakrin, Mathy, Roderick and Sievert have been nominated for election as directors pursuant to the shareholders' agreement.

(9) Loretta Anne Rogers is the spouse of Edward S. Rogers. Martha Rogers is the daughter of Edward S. Rogers and Loretta Anne Rogers. Ann Graham is the sister of Edward S. Rogers.

     Other than Ann Graham and Martha Rogers, all nominees listed in the table above are now directors of the Corporation and have been directors since the dates indicated above. Information as to shares beneficially owned by each nominee or over which each nominee exercises control or direction, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.

ELECTION OF DIRECTORS BY HOLDERS OF CLASS B RESTRICTED VOTING SHARES

     The following table states the names of all the persons proposed to be nominated for election as directors by the holders of Class B Restricted Voting Shares, their principal occupations or employments, their periods of service as directors of the Corporation, the number of Class A Multiple Voting Shares and Class B Restricted Voting Shares of the Corporation and Class A Voting Shares and Class B Non-Voting Shares of RCI, the Corporation's holding body corporate, beneficially owned or controlled by each of them as of April 19, 2004 and the approximate number of Directors' Deferred Share Units of the Corporation credited to the account of such person as at April 19, 2004:

                                                                                           CLASS A         CLASS B
                                                                                          MULTIPLE       RESTRICTED     CLASS A
                                                PRINCIPAL OCCUPATION AND                   VOTING          VOTING       VOTING
                                              POSITION WITH THE CORPORATION  DIRECTOR   SHARES OF THE   SHARES OF THE   SHARES
                   NAME                        AND SIGNIFICANT AFFILIATES     SINCE      CORPORATION     CORPORATION    OF RCI
                   ----                       -----------------------------  --------   -------------   -------------   -------

                   GEORGE ALFRED              President, Four Halls Inc.       1991         Nil            2,000         7,000
(GEORGE ALFRED     FIERHELLER...............  (investment and consulting)
FIERHELLER PHOTO)
                   (1)(2)(4)
 George A. Fierheller, 70, resides in Toronto, Ontario, and has been a director of the Corporation since May, 1991. Mr.
 Fierheller is President, Four Halls Inc. and served with IBM prior to founding Systems Dimensions Limited in 1968. Mr.
 Fierheller was appointed President and Chief Executive Officer, Premier Cablesystems Limited in 1979, Vice-Chairman of the
 merged Rogers Cablesystems Inc. in 1980 and Chairman and Chief Executive Officer of Rogers Wireless Mobile Communications Inc.
 in 1989. Mr. Fierheller is a director of Extendicare Inc., the Sunnybrook & Women's Hospital Foundation, the Council for
 Business and the Arts in Canada, the Canadian Institute for Advanced Research and the Greater Toronto Marketing Alliance. Mr.
 Fierheller holds an Honours Degree (Political Science and Economics), University of Toronto, 1955. Mr. Fierheller was
 appointed a Member of The Order of Canada in 2000.

                   JAMES C. GRANT...........  President, C.G. James &          1992         Nil            5,000         Nil
JAMES C. GRANT                                Associates (consulting)
PHOTO)             (1)(3)
 James C. Grant, 67, resides in Oakville, Ontario, and has been a director of the Corporation since April, 1992. Mr. Grant is
 President, C.G. James & Associates. Previously, Mr. Grant held senior positions with the Royal Bank of Canada, including
 Deputy Head of the Retail Division responsible for Strategic Planning and Executive Vice-President, Systems and Technology.
 Mr. Grant serves as a director of AgoraeGlobal, U.S.A. and Secure Electrans Limited (U.K.). Mr. Grant represented Canada in a number of international associations including the Business Industry Advisory Committee to the O.E.C.D., the International
 Chamber of Commerce on Information Systems and the Telecommunications and Computer Services Sectoral Advisory group on
 International Trade, Government of Canada (NAFTA). Mr. Grant holds a B.Eng., Technical University of Nova Scotia.

                   PIERRE L. MORRISSETTE....  President and Chief Executive    1991         Nil            1,000         Nil
(PIERRE L.                                    Officer, Pelmorex Inc.
MORRISSETTE        (1)(5)                     (broadcasting)
PHOTO)
 Pierre L. Morrissette, 57, resides in Oakville, Ontario and has been a director of the Corporation since May, 1991. Mr.
 Morrissette serves as Chairman, President and Chief Executive Officer of Pelmorex Inc. Mr. Morrissette previously served as
 President and Chief Executive Officer, Canadian Satellite Communications Inc., Chairman and Chief Executive Officer, CI Cable
 Systems, Senior Vice-President and Chief Financial Officer, Telemedia Communications Inc., President, Gasbeau Investments and
 President, Telemedia Enterprises. Mr. Morrissette serves on the Advisory Boards of The Richard Ivey School of Business and
 Meteorological Services of Canada, Environment Canada. Mr. Morrissette holds a B.A. (Economics), Loyola of Montreal, and an
 M.B.A., University of Western Ontario.

                                   DIRECTORS'
                                    DEFERRED
                      CLASS B      SHARE UNITS
                    NON-VOTING       OF THE
                   SHARES OF RCI   CORPORATION
                   -------------   -----------
                      20,000       5,609.08
(GEORGE ALFRED
FIERHELLER PHOTO)
 George A. Fierhe
 Fierheller is Pr
 Fierheller was a
 merged Rogers Ca
 in 1989. Mr. Fie
 Business and the
 Fierheller holds
 appointed a Memb
                         Nil            Nil
JAMES C. GRANT
PHOTO)
 James C. Grant,
 President, C.G.
 Deputy Head of t
 Mr. Grant serves
 number of intern
 Chamber of Comme
 International Tr
                      Nil               Nil
(PIERRE L.
MORRISSETTE
PHOTO)
 Pierre L. Morris
 Morrissette serv
 President and Ch
 Systems, Senior
 President, Telem
 Meteorological S
 M.B.A., Universi

NOTES:

(1) Denotes member of the Audit Committee of the Corporation.

(2) Denotes member of the Compensation Committee of the Corporation.

(3) Denotes member of the Technology Committee of the Corporation.

(4) Denotes member of the Nominating and Corporate Governance Committee.

(5) Mr. Morrissette is the controlling shareholder of Pelmorex Inc. ("Pelmorex"), a broadcasting company whose most important asset is The Weather Network, a Canadian specialty programming service. Rogers Cable Communications Inc., a company affiliated with the Corporation, distributes The Weather Network as part of its basic cable television service. Pursuant to Canadian Radio-television and Telecommunications Commission regulations, Rogers Cable Communications Inc. is not permitted to distribute The Weather Network as a discretionary service without The Weather Network's written consent. Distribution arrangements have been covered by an Affiliation Agreement between Rogers Cable Communications Inc. and The Weather Network similar to agreements entered into between The Weather Network and other cable companies. In 2003, Rogers Cable Communications Inc. paid $6,242,473 to Pelmorex for distribution of The Weather Network, which represented approximately 14.4% of the total revenues for Pelmorex.

     All nominees listed in the table above are now directors of the Corporation and have been directors since the dates indicated above. Information as to shares beneficially owned by each nominee or over which each nominee exercises control or direction, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.

                    APPOINTMENT AND REMUNERATION OF AUDITORS

     The persons named in the enclosed form of proxy intend to vote for the re-appointment of KPMG LLP as auditors of the Corporation to hold office until the next annual meeting of shareholders and to authorize the directors to fix their remuneration. KPMG LLP has served as auditors of the Corporation since 1991. Only holders of Class A Multiple Voting Shares are entitled to vote on the appointment of auditors. The resolution appointing KPMG LLP as the auditors and authorizing the directors to fix their remuneration will be passed if a majority of the votes cast is in favour of such resolution.

     The following table presents fees for professional services rendered by KPMG LLP to the Corporation for the audit of the Company's annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                                                               2003       2002
                                                              -------    -------
                                                                ($)        ($)
Audit fees..................................................  520,500    423,000
Audit related fees (1)......................................   38,956     10,500
Tax fees (2)................................................   73,680     46,810
All other fees (3)..........................................   30,000     64,300
                                                              -------    -------
Total.......................................................  663,136    544,610
                                                              -------    -------

(1) Audit related fees consist principally of regulatory audits and other specified procedures audits.

(2) Tax fees consist of fees for tax consultation and compliance services.

(3) All other fees consist principally of fees for services related to French translation.

            RESTRICTIONS ON THE TRANSFER, VOTING AND ISSUE OF SHARES

RESTRICTIONS

     In order to ensure that the Corporation and any Canadian corporation in which the Corporation has a direct or indirect interest remains qualified to hold or obtain any licence required to carry on a cellular radio, PCS, paging or similar undertaking and to ensure that the Corporation and any Canadian corporation in which the Corporation has an interest is not in breach of any applicable prescribed law of Canada or a province or any licences issued to it or to any Canadian subsidiary, associate or affiliate of it under such law, the Articles of the Corporation impose certain restrictions on the issue and transfer of the Corporation's shares and the exercise of voting rights attached thereto. A copy of the full text of such constraints may be obtained from the Secretary of the Corporation.

     The cellular, PCS and paging licenses held by the Corporation's wholly owned subsidiary, Rogers Wireless Inc., include a condition requiring the licensed carrier company to comply with the ownership restrictions set out in the Telecommunications Act and the Radiocommunication Act. A maximum level of 20% of the issued voting shares of the licensed carrier company may be owned by persons who are not Canadians. In addition, at least 80% of the members of the board of directors of the licensed carrier company must be Canadian. Pursuant to regulations promulgated under the Telecommunications Act and the Radiocommunication Act, a parent holding corporation (such as the Corporation) may have up to 33 1/3% of its voting shares owned by non-Canadians. Neither the licensed carrier company nor the parent corporation can be otherwise controlled by non-Canadians.

     The Corporation is required to limit the ownership of the Corporation's voting shares, which include only the Class A Multiple Voting Shares, by persons who are not Canadians to a maximum of 33 1/3% of total issue. The Class B Restricted Voting Shares are not voting shares for the purposes of the Telecommunications Act and the Radiocommunication Act. Accordingly, the issue and transfer of the Class B Restricted Voting Shares is not constrained by the Articles. However, the Corporation will apply the constraints in the Articles to ensure that no more than 33 1/3% of the Class A Multiple Voting Shares are beneficially owned by non-Canadians.

     On November 19, 2002, the Minister of Industry announced that the Government of Canada would review the restrictions on foreign ownership applicable to the telecommunications sector. In February, 2003, Rogers Wireless Inc. appeared before the Parliamentary Standing Committee on Industry, Science and Technology and filed a brief in support of elimination of the restrictions. A similar submission had been made by RCI, in February of 2002 to the Standing Committee on Canadian Heritage urging the removal of restrictions on foreign ownership applicable to cable television companies. On April 28, 2003, the Standing Committee on Industry, Science and Technology released a report to Parliament in which it recommended the removal of all Canadian ownership requirements applicable to telecommunications common carriers, which would include wireless carriers such as Rogers Wireless Inc. and entities such as the Corporation that have a direct or indirect interest in such carriers. This report also recommended that any changes made to the Canadian ownership requirements for telecommunications common carriers be extended to cable television companies, such as Rogers Cable Communications Inc., an affiliate of the Corporation. However, a second report issued by the Standing Committee on Canadian Heritage in June, 2003, has expressed concerns that changes in ownership restrictions for either telecommunications common carriers or cable television companies could have an adverse impact on the Canadian broadcasting system. Given these conflicting reports, the Government of Canada has indicated that it will try to reconcile the conflicting recommendations prior to taking any legislative action. This reconciliation process is currently underway. It is not yet known whether the Government of Canada will decide to amend the telecommunications legislation to relax or eliminate the restrictions on wireless carriers such as Rogers Wireless Inc.

         TAKE-OVER BID PROTECTION FOR CLASS B RESTRICTED VOTING SHARES

     Under applicable Canadian law, an offer to purchase Class A Multiple Voting Shares would not necessarily require that an offer be made to purchase Class B Restricted Voting Shares. In compliance with the rules of the Canadian stock exchanges, RCI and JVII General Partnership, being the holders of all of the outstanding Class A Multiple Voting Shares (the "Multiple Voting Shareholders"), have each entered into agreements (the "Trust Agreements") with CIBC Mellon Trust Company (the "Trustee") and the Corporation in order to provide the holders of the Class B Restricted Voting Shares with certain rights in the event of a take-over bid for Class A Multiple Voting Shares. A take-over bid, generally defined, is an offer to acquire outstanding equity or voting shares where, as a result thereof, the offeror would own more than 20% of the shares of the class.

     The Trust Agreements operate by reference to Ontario securities legislation in effect from time to time and, based upon the application of existing Ontario securities legislation, would prevent the sale of Class A Multiple Voting Shares owned, directly or indirectly, by the Multiple Voting Shareholders pursuant to a take-over bid, at a price per share in excess of 115% of the market price of the Class B Restricted Voting Shares as determined under such legislation (generally, the twenty day average trading price of such shares prior to a bid). This prohibition will not apply if: (a) such sale is made pursuant to an offer to purchase Class A Multiple Voting Shares made to all holders of Class A Multiple Voting Shares and an offer identical in all material respects is made concurrently to purchase Class B Restricted Voting Shares, which identical offer has no condition attached other than the right not to take-up and pay for the shares tendered if no shares are purchased pursuant to the offer for Class A Multiple Voting Shares; or (b) there is a concurrent unconditional offer to purchase all of the Class B Restricted Voting Shares at a price per share at least as high as the highest price per share paid pursuant to the take-over bid for the Class A Multiple Voting Shares. The Trust Agreement entered into by RCI will not prevent certain indirect sales resulting from the acquisition of shares of a corporation which, directly or indirectly, controls, or is controlled by RCI or the Corporation where the transferor and transferee are members of the Rogers Family and the sale is otherwise made in accordance with applicable law. Indirect sales within the Rogers Family between issue of Mr. Rogers (other than from parent to child) are not excluded from the operation of the Trust Agreements. The phrase "Rogers Family" is defined to mean (i) Edward S. Rogers,
(ii) his
spouse, (iii) any issue of Mr. Rogers, (iv) his estate, (v) any trust primarily for the issue of Mr. Rogers, spouses of such issue, Mr. Rogers himself or his spouse, and (vi) any and all corporations of which more than 90% of the voting shares and all of the participating shares are directly or indirectly owned by one or more of the foregoing. In addition, any transfer by JVII General Partnership of Class A Multiple Voting Shares to AWS, or to an affiliate of AWS or to a person or company owned 50% by each of AWS or its respective affiliates, is not prevented by the Trust Agreement entered into by JVII General Partnership provided that the transferee agrees to become a party to the Trust Agreement.

     Under the Trust Agreements, if any person acquires 20% or more of the Class B Non-Voting Shares of RCI by means of a take-over bid, such acquisition will not constitute a take-over bid for Class A Multiple Voting Shares for purposes of the Trust Agreements. In addition, if the net book value of the Corporation multiplied by RCI's or JVII General Partnership's percentage interest therein is not greater than 80% of the net book value of RCI or JVII General Partnership, respectively, on a consolidated basis, then, for the purposes of the Trust Agreements, a take-over bid for RCI or JVII General Partnership, respectively, will not be deemed to be a take-over bid for the Class A Multiple Voting Shares.

     Under the Trust Agreements, any disposition of shares (including a transfer to a pledgee as security) by the Multiple Voting Shareholders or any person or company which they control is conditional upon such person or company becoming a party to an agreement on substantially similar terms and conditions as are contained in the Trust Agreements.

     The Trust Agreements provide that if a person or company carries out an indirect sale in respect of any Class A Multiple Voting Shares in contravention of the Trust Agreements and, following such sale, such Class A Multiple Voting Shares are owned by the Multiple Voting Shareholder, the Multiple Voting Shareholder shall not from the time such sale becomes effective and thereafter:
(a) dispose of any such Class A Multiple Voting Shares or convert them into Class B Restricted Voting Shares, in either case without the prior written consent of the Trustee; or (b) exercise any voting rights attaching to such Class A Multiple Voting Shares except in accordance with the written instructions of the Trustee. The Trustee may attach conditions to any consent the Trustee gives in exercising its rights thereunder and shall exercise such rights in a manner that the Trustee considers to be: (i) in the best interests of the holders of the Class B Restricted Voting Shares, other than the Multiple Voting Shareholders and holders who, in the opinion of the trustee, participated directly or indirectly in the transaction that triggered the operation of this provision; and (ii) consistent with the intentions of the Multiple Voting Shareholders and the Corporation in entering into the Trust Agreements.

     The Trust Agreements contain provisions for the authorization of action by the Trustee to enforce the rights thereunder on behalf of the holders of the Class B Restricted Voting Shares. The obligation of the Trustee to take such action will be conditional on the Corporation or holders of the Class B Restricted Voting Shares providing such funds and indemnity as the Trustee may require. No holder of Class B Restricted Voting Shares will have the right, other than through the Trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Trust Agreements unless the Trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class B Restricted Voting Shares after provision of reasonable funds and indemnity to the Trustee.

     The Trust Agreements provide that they may not be amended, and no provision thereof may be waived, except with the approval of at least two-thirds of the votes cast by the holders of Class B Restricted Voting Shares present or represented at a meeting duly called for the purpose of considering such amendment or waiver which two-thirds majority shall include a simple majority of the votes cast by holders of Class B Restricted Voting Shares excluding the Shareholders and their affiliates and any persons who have an agreement to purchase Class A Multiple Voting Shares on terms which would constitute a sale for purposes of the Trust Agreements other than as permitted thereby prior to giving effect to such amendment or waiver.

     No provision of the Trust Agreements shall limit the rights of any holder of Class B Restricted Voting Shares under applicable securities legislation.

                               OTHER INFORMATION

COMPENSATION OF DIRECTORS

     In the year ended December 31, 2003, directors were compensated for their services with a retainer of $15,000 per annum and $1,000 per meeting attended, $1,250 per meeting attended for directors travelling more than 100 km but less than 1,000 km to the meeting and $2,000 for directors travelling more than 1,000 km to the meeting. Directors fees are not paid to directors who are also Executive Officers of the Corporation. Directors who are also directors of RCI are paid only $1,000 per meeting attended. A director who acts as Chairperson of a Committee of the Board is paid an additional $5,000 per annum and receives $1,500 per meeting of such Committee attended.

     A revised compensation structure for directors for 2004 has been approved by the Board. Effective January 1, 2004, the annual retainer for each member of the Board of Directors, excluding the Chairman and Vice-Chairman of the Board and directors who are officers or employees of the Corporation or its affiliates or who are directors of RCI, increased to $25,000. Directors who are also directors of RCI, but not officers or employees of RCI or its subsidiaries, are entitled to an annual retainer of $10,000 from the Corporation and to receive regular board and committee attendance fees for attending meetings of the Corporation. The annual committee retainers for the Chairpersons of the Audit and Compensation Committees were increased to $10,000. For Chairpersons of other committees of the Board, the annual retainers will remain unchanged at $5,000. Meeting fees for the Chairpersons of the Audit and Compensation Committees were increased to $3,000 and remain at $1,500 for other committee Chairpersons. Meeting fees were also increased for members of the Audit Committee to $1,500 per meeting, $1,750 for directors travelling more than 100 km but less than 1,000 km, and $2,000 for directors travelling more than 1,000 km. Meeting fees remain unchanged for members of other committees at $1,000, $1,250 and $2,000, respectively. Directors do not receive compensation to prepare for board or committee meetings of the Corporation.

     To encourage the directors to align their interests with shareholders, the Corporation implemented a Directors' Deferred Share Unit Plan (the "DDSU Plan") in December, 1999 applicable to the fiscal year commencing January 1, 2000 and subsequent fiscal years. Under the DDSU Plan, non-employee directors may receive all or a percentage of their total directors' fees in the form of Directors' Deferred Share Units ("DDSUs"), each of which has a value equal to the market value of a Class B Restricted Voting Share at the commencement of the relevant fiscal quarter. A DDSU is a bookkeeping entry credited to the account of an individual director, which cannot be converted to cash until the director ceases to be a member of the Board of Directors of the Corporation and its subsidiaries. The value of a DDSU, when converted to cash, will be equivalent to the market value of a Class B Restricted Voting Share at the time the conversion takes place. DDSUs will attract dividends in the form of additional DDSUs at the same rate as dividends on Class B Restricted Voting Shares.

     In October, 2002, the Board passed a resolution requiring each non-employee director to acquire direct or indirect beneficial ownership of 4,000 of any combination of Class A Multiple Voting Shares, Class B Restricted Voting Shares and DDSUs during his or her term of service as a director of the Corporation, RCI, Rogers Media Inc. or Rogers Cable Inc., as the case may be.

     From time to time, the directors are granted options to participate in the stock option plans of the Corporation. Non-employee directors may receive all or a percentage of such stock options in the form of DDSUs.

     All directors are entitled, after ten years of service, to a retiring allowance on retirement from the Board in an amount equal to $20,000 plus $2,000 per year of service as a director.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     Through coverage obtained by its parent, RCI, the Corporation has the benefit of insurance policies for itself and its directors and officers against liability incurred by them in the performance of their duties as directors and officers of the Corporation. The approximate amount of the premiums allocated to the Corporation in respect of these policies on account of directors' and officers' liability was $433,802 for the year ended December 31, 2003. The aggregate amount of coverage under the policies in 2003 is the sum of US$50,000,000 in respect of any one policy period. By the current terms of the policy, in circumstances where a director or officer has a claim against the Corporation in respect of a loss covered by the policies, arising out of a suit(s) brought in Canada, the Corporation may claim for 100% of the loss over and above US$500,000 and in circumstances where a director or officer has a claim against the Corporation in respect of a loss covered by the policy arising out of a suit(s) brought in the United States of America, the Corporation may claim for 100% of the loss over and above US$1,000,000. In addition, where a director or officer has a claim against the insurers in respect of a loss covered by the policies, the director or officer may claim on the policy for 100% of the loss with no deductible applicable under the policies.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned during the last three fiscal years by the Chief Executive Officer and the Corporation's four most highly compensated executive officers other than the Chief Executive Officer who served as executive officers at the end of 2003 ("Named Executive Officers"). All amounts were paid by the Corporation's subsidiary, Rogers Wireless Inc.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                        ANNUAL COMPENSATION                SECURITIES
                                                                            OTHER            UNDER
                                                                            ANNUAL        OPTIONS/SARS      ALL OTHER
                                              SALARY        BONUS        COMPENSATION       GRANTED        COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       ($)          ($)            ($)(1)           (#)(2)           ($)(3)
-----------------------------------------------------------------------------------------------------------------------
  N.H. MOHAMED(4)................    2003     624,000     1,192,610         13,008            99,800           2,041
  President and Chief Executive      2002     600,000       683,200         11,175           --                2,041
  Officer                            2001     522,000       328,100         27,479           500,000           1,531
------------------------------------------------------------------------------------------------------------------------------
  R.W. BRUCE(5)..................    2003     367,500       551,506          6,768            58,800           1,191
  Executive Vice President, Chief    2002     350,000       558,900          8,493           --                1,191
  Marketing Officer and President,   2001      94,231       200,000         --               100,000             397
  Wireless Data Services
------------------------------------------------------------------------------------------------------------------------------
  F. FOX(6)......................    2003    370,800..      397,646          5,656            59,300           1,225
  President, Strategic Relations     2002     360,000       256,600          5,468           --                1,225
                                     2001     360,000       102,600         11,486            25,700           1,225
------------------------------------------------------------------------------------------------------------------------------
  D.E. LEVY(7)...................    2003     257,500       623,013          5,255            30,900             877
  President, Midwest Region          2002     250,000       206,875          5,501           --                  851
                                     2001     250,000       317,951         10,922            17,900             851
------------------------------------------------------------------------------------------------------------------------------
  J.S. LOVIE(8)..................    2003     350,000       406,196         --                56,000           1,134
  Executive Vice President, Sales,   2002     300,000       266,200         --               --                1,020
  Service and Distribution           2001     126,923        51,938         --               100,000             510
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1) The value of perquisites and benefits for each Named Executive Officer does not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus and is not reported herein. The amounts quoted in this column represent the taxable benefits on interest free loans.

(2) The stock options granted to Messrs. Mohamed, Bruce and Lovie in 2001 are for Class B Non-Voting Shares of RCI. The stock options granted in 2003 to each Named Executive Officer are for Class B Restricted Voting Shares of the Corporation. The Corporation has not granted any Stock Appreciation Rights
    (SARs).

(3) The amounts quoted in this column represent premiums paid by the Corporation for group term life insurance for each officer.

(4) Mr. Mohamed joined the Corporation on August 14, 2000 and was appointed President and Chief Executive Officer of the Corporation on July 1, 2001. The bonus paid to Mr. Mohammed in 2003 includes a special bonus in furtherance of the Corporation's retention arrangements.

(5) Mr. Bruce joined the Corporation on September 17, 2001. The bonuses paid to Mr. Bruce in 2002 and 2003 include the forgiveness of certain indebtedness in furtherance of the Corporation's retention arrangements.

(6) Mr. Fox resigned on December 31, 2003.

(7) The bonus paid to Mr. Levy in 2003 includes a special bonus in furtherance of the Corporation's retention arrangements.

(8) Mr. Lovie joined the Corporation on July 23, 2001.

     The Corporation's executive officers are eligible for annual cash bonuses. Annual bonus awards are based on attainment of specified performance levels, principally related to the Corporation's achievement of targeted operating profit levels and other financial and operating measures. Specific additional bonus opportunities for exceptional individual or business unit success may also be provided. Bonus criteria are set by the Compensation Committee of the Board at the beginning of the fiscal year.

                             STOCK OPTIONS AND SAR

     The following table sets forth individual grants of stock options by the Corporation during the last financial year to the Named Executive Officers.

          OPTION/SAR(1) GRANTS DURING THE YEAR ENDED DECEMBER 31, 2003

====================================================================================

                                                   % OF TOTAL
                                                  OPTIONS/SARS
                               SECURITIES          GRANTED TO           EXERCISE
                                 UNDER            EMPLOYEES IN             OR
                              OPTIONS/SARS         FINANCIAL           BASE PRICE
NAME                         GRANTED(#)(2)            YEAR            ($/SECURITY)
------------------------------------------------------------------------------------
  N.H. MOHAMED..........         61,100         9.09% 8.81%         16.88$$25.96
                                 38,700
------------------------------------------------------------------------------------
  R.W. BRUCE............    36,000 22,800       5.36% 5.19%         16.88$$25.96
------------------------------------------------------------------------------------
  F. FOX................    36,300 23,000       5.40% 5.24%         16.88$$25.96
------------------------------------------------------------------------------------
  D.E. LEVY.............    18,900 12,000       2.81% 2.73%         16.88$$25.96
------------------------------------------------------------------------------------
  J.S. LOVIE............    34,300 21,700       5.10% 4.94%         16.88$$25.96
====================================================================================

=========================================================================
                                 MARKET
                                 VALUE
                             OF SECURITIES
                               UNDERLYING
                              OPTIONS/SARS
                              ON THE DATE
                                OF GRANT
NAME                          ($/SECURITY)           EXPIRATION DATE
-------------------------------------------------------------------------
  N.H. MOHAMED..........    16.88$$25.96        April 22, 2013 November
                                                        12, 2013
-------------------------------------------------------------------------
  R.W. BRUCE............    16.88$$25.96        April 22, 2013 November
                                                        12, 2013
-------------------------------------------------------------------------
  F. FOX................    16.88$$25.96        April 22, 2013 November
                                                        12, 2013
-------------------------------------------------------------------------
  D.E. LEVY.............    16.88$$25.96        April 22, 2013 November
                                                        12, 2013
-------------------------------------------------------------------------
  J.S. LOVIE............    16.88$$25.96        April 22, 2013 November
                                                        12, 2013
=========================================================================

NOTES:

(1) The Corporation did not grant any stock appreciation rights (SARs) to the Named Executive Officers during 2003.

(2) Two stock option grants were issued during 2003.

     The following table sets forth each exercise of options during the last financial year by the Named Executive Officers.

    AGGREGATED OPTION/SAR EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003
                    AND FINANCIAL YEAR-END OPTION/SAR VALUES

============================================================================
                                        SECURITIES
                                         ACQUIRED              AGGREGATE
                                        ON EXERCISE          VALUE REALIZED
NAME                                        (#)                   ($)
----------------------------------------------------------------------------
  N.H. MOHAMED.................          --                      --
----------------------------------------------------------------------------
  R.W. BRUCE...................          --                      --
----------------------------------------------------------------------------
  F. FOX.......................            14,000                130,410
----------------------------------------------------------------------------
  D.E. LEVY....................          --                      --
----------------------------------------------------------------------------
  J.S. LOVIE...................          --                      --
============================================================================

=======================================================================================
                                          UNEXERCISED             VALUE OF UNEXERCISED
                                        OPTIONS/SARS AT               IN-THE-MONEY
                                       DECEMBER 31, 2003            OPTIONS/SARS AT
NAME                               EXERCISABLE/UNEXERCISABLE      DECEMBER 31, 2003(1)
---------------------------------------------------------------------------------------
  N.H. MOHAMED.................      350,000/99,800(2)                   --/738,420
                                    200,000/300,000(3)                   --/--
---------------------------------------------------------------------------------------
  R.W. BRUCE...................           --/58,800(2)                   --/435,072
                                      50,000/50,000(3)                69,500/69,500
---------------------------------------------------------------------------------------
  F. FOX.......................       79,425/78,575(3)              551,241/557,836
---------------------------------------------------------------------------------------
  D.E. LEVY....................       60,494/52,350(2)              417,655/368,091
---------------------------------------------------------------------------------------
  J.S. LOVIE...................           --/56,000(2)                   --/414,484
                                      50,000/50,000(3)                69,500/69,500
=======================================================================================

NOTES:

(1) The closing price of Class B Non-Voting shares of RCI on the Toronto Stock Exchange on December 31, 2003, was $21.34. The closing price of Class B Restricted Voting Shares of the Corporation on the Toronto Stock Exchange on December 31, 2003 was $27.80.

(2) Options for Class B Restricted Voting Shares of the Corporation were issued to Messrs. Mohamed, Bruce, Fox, Levy and Lovie from 1994 to 2003 at prices ranging from $15.61 to $51.53 per share.

(3) Options for Class B Non-Voting Shares of RCI were issued to Mr. Mohamed in 2001 at a price of $22.80 per share. Options for Class B Non-Voting Shares of RCI were issued to Messrs. Bruce and Lovie in 2001 at a price of $19.95 per share.

PENSION BENEFITS

     The Corporation's employees participate in the RCI pension plans. The Corporation records its participation in the RCI pension plans as if it had a defined contribution plan. For the year ended December 31, 2003, the Corporation made contributions to the plans of $3.6 million, resulting in pension expense of the same amount. The RCI pension plans cover participants across the Rogers group of companies. The value of the accrued pension benefit obligations and the net assets in the RCI pension plans available to provide for these benefits, at market, were $368.2 million and $336.1 million, at the measurement date of September 30, 2003.

     The Named Executive Officers are members of a defined benefit plan which credits annual pension, payable at age 65, of 2% of career average earnings, except that earnings for years before 1997 are replaced by 1997 earnings. The pension benefits, for all officers other than Messrs. Mohamed and Fox, are limited to maximum amounts of $1,722.22 per year of service prior to January 1, 2004 and $1,883.33 per year of service after December 31, 2003, multiplied by years of credited service. Remuneration for pension purposes is defined as the total of salary and commissions not including overtime, bonuses or other special payments.

     Mr. Mohamed has a supplemental retirement plan that provides for a pension based on 2% of his average salary and bonus during the 36 consecutive months in which his earnings are highest. Mr. Mohamed's plan provides that the RCI pension plan will be supplemented to match the terms and conditions of his previous employer's pension plans.

     Mr. Fox has a supplemental retirement plan which is based on 2% of his final five-year average base salary.

     The pensions are payable monthly for the lifetime of the Named Executive Officers and a minimum of 60 monthly payments are guaranteed.

     The individuals covered by these arrangements, their expected years of service to normal retirement date, and the estimated annual pension at retirement (based on the levels of remuneration as at December 31, 2003), including the benefits under the supplemental retirement plans described above, are:

                                                                PROJECTED     ESTIMATED
NAMED EXECUTIVE OFFICER                                          SERVICE       BENEFIT
-----------------------                                         ----------    ---------
N.H. Mohamed................................................      21 years    $429,500
R.W. Bruce(1)...............................................    0.25 years    $    400
F. Fox......................................................      11 years    $ 81,700
D.E. Levy...................................................      33 years    $ 59,200
J.S. Lovie..................................................      16 years    $ 28,500

NOTE:

(1) Mr. Bruce elected to cease participating in the RCI pension plan effective December 24, 2002.

EMPLOYMENT CONTRACTS

     The employment contract for each of the Named Executive Officers includes the compensation and pension arrangements noted above.

     Mr. Mohamed's contract provides that if his employment is terminated by the Corporation, other than for cause, he will be entitled to a lump sum equal to 24 months base salary and bonus and continued participation in RCI's pension and benefits programs (except short term and long term disability coverage). Stock options of the Corporation and of RCI which, in accordance with their terms, would have become exercisable by Mr. Mohamed during the 24 months following termination of employment shall immediately become exercisable and, together with those stock options which have already become exercisable in accordance with their terms, shall remain exercisable for a period of 10 years from the date of grant in the case of the former and from the date of vesting in the case of the latter. If there is a change of control of the Corporation or of RCI, Mr. Mohamed may elect to resign and would be entitled to the same compensation, pension and benefits as if his employment had been terminated by the Corporation. Mr. Mohamed, among other things, is prohibited for a period of 12 months after termination of his employment from being involved in any business competitive with the business being carried on by Rogers Wireless Inc. at the time of the termination of his employment.

     Mr. Bruce's contract provides that if his employment is terminated by the Corporation, other than for cause, he will be paid a lump sum equal to 24 months of his base salary and bonus and his benefits (except disability benefits) will continue for 24 months. He will also be entitled to exercise certain stock options of the Corporation during the 24 month period following termination of employment. Mr. Bruce is prohibited from working for any wireless service provider in Canada during this 24 month period. If there is an ultimate change of control of the Corporation, Mr. Bruce may elect to resign and would be entitled to the same compensation and benefits as if his employment had been terminated by the Corporation.

     Mr. Levy's contract provides that upon termination of his employment by the Corporation (other than for cause) his salary and benefits (other than disability coverage) will continue for a period of up to 12 months. Mr. Levy is prohibited from competing with the Corporation during this 12 month period.

     Mr. Lovie's contract provides that upon termination of employment by the Corporation, other than for cause, his salary will continue for up to 12 months. Mr. Lovie is prohibited from competing with the Corporation during this 12 month period.

                   COMPOSITION OF THE COMPENSATION COMMITTEE

     During the year ended December 31, 2003, the Compensation Committee of the Corporation consisted of H. Garfield Emerson, Q.C., George A. Fierheller (Chairman), Albert Gnat, Q.C., Thomas I. Hull, Jordan M. Roderick and Richard D. Roberts. Mr. Emerson is Deputy Chairman of the Corporation and Chairman of RCI. Mr. Roberts resigned on May 30, 2003 and Mr. Fierheller was appointed Chairman on the same date.

                      REPORT ON EXECUTIVE COMPENSATION BY
                           THE COMPENSATION COMMITTEE

     The Corporation's executive compensation programme is administered by the Compensation Committee, comprised of five members of the Board, none of whom is a member of the Corporation's management. The Compensation Committee reviews and recommends to the Board for approval the Corporation's executive compensation policies and the compensation paid to the Chief Executive Officer and other officers of the Corporation and its subsidiaries. The Compensation Committee also reviews the design and competitiveness of the Corporation's compensation and benefit programmes generally. The Compensation Committee met four times in 2003.

COMPENSATION PHILOSOPHY

     The Corporation's executive compensation programme is designed to provide incentives for the enhancement of shareholder value, the successful implementation of the Corporation's business plans and improvement in corporate and personal performance. The programme is based on a pay-for-performance philosophy and consists of several components: base salary, annual incentive (bonus) paid in cash, long-term equity based incentive and other employee benefits including the provision, in the past, of loans to employees.

     Its overall objectives are:

     (1) to attract and retain qualified executives critical to the success of the Corporation,

     (2)   to provide fair and competitive compensation,

     (3)   to integrate compensation with the Corporation's business plans,

     (4)   to align the interests of management with those of shareholders, and

     (5)   to reward both business and individual performance.

     The Compensation Committee annually reviews with the Chief Executive Officer the compensation packages and the performances of all senior executives of the Corporation and its principal business units. The Compensation Committee recommends to the Board for approval the salary levels, bonus potential and entitlement and participation in equity based long-term incentives of all senior executives.

BASE SALARY

     An executive's base salary is determined by an assessment of his/her sustained performance and consideration of competitive compensation levels for the markets in which the Corporation operates.

ANNUAL INCENTIVES

     The Corporation's executive officers are eligible for annual cash bonuses. Annual bonus awards are based on attainment of specified performance levels, principally related to the Corporation's achievement of targeted operating income levels and specific individual and corporate objectives identified at the beginning of the fiscal year. This establishes a direct link between executive compensation and the Corporation's operating performance. Specific additional bonus opportunities for exceptional individual or business unit success are also provided and are set by the Compensation Committee at the beginning of the fiscal year. Targeted operating income levels for the overall Corporation and each operating division for each fiscal year are based on the budgeted operating income, approved by the Board at the beginning of that financial year.

     An individual executive's annual incentive opportunity is established at the beginning of a financial year. Actual bonuses are determined principally by applying a formula based on Corporation or division performance to each individual's bonus opportunity. Applying this formula results in payments at the targeted opportunity level when budgeted operating income is achieved, payments below the targeted level when operating income is below budget and payments above the targeted level when operating income is over budget.

     Special bonuses may be paid in furtherance of retention arrangements for key employees.

LONG-TERM INCENTIVES

     The Corporation provides a stock option plan to key employees and officers. In prior years, the Corporation, in conjunction with RCI, has provided a management share purchase plan to permit senior executives to acquire preferred shares convertible into Class B Non-Voting Shares of RCI. Certain officers participated in the RCI Stock Option Plan.

     An important objective of these plans is to encourage executives to acquire a meaningful direct or indirect ownership interest in the Corporation over a period of time and as a result focus executives' attention on the long-term interests of the Corporation and its shareholders. The share purchases under the share purchase plan are financed by the provision of non-interest bearing loans repayable in required annual installments by the executive over ten years. The shares held under the Plan are released to the executive only at such time and in such proportions as the executive repays the loan. Should the executive leave the Corporation prior to the end of the ten year period, a proportional number of the shares are redeemed and cancelled. All stock options granted under the stock option plans are awarded at exercise prices equal to the market price of the shares under option at the date the option was awarded.

     In addition, the Corporation has in the past provided loans to key employees.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Mohamed's compensation arrangements were substantially settled prior to his commencement of employment with the Corporation. The terms of the arrangements were established having regard to the prevailing competitive market situation. The terms of Mr. Mohamed's salary and target bonus were increased on his promotion to the position of Chief Executive Officer.

     Mr. Mohamed's annual incentive was based on the Corporation's performance against its budgeted operating income level and specific individual and corporate objectives identified at the beginning of the fiscal year.

Submitted on behalf of the Compensation Committee

H. GARFIELD EMERSON, Q.C.
GEORGE A. FIERHELLER, CHAIRMAN
THOMAS I. HULL
JORDAN M. RODERICK

                               PERFORMANCE GRAPH

     The following graph compares the cumulative shareholder return of the Class B Restricted Voting Shares of the Corporation ("RCM.B") with the cumulative return of the S&P/TSX Composite Total Return Index for the five year period from December 31, 1998 to December 31, 2003 (assuming an initial investment of $100). The S&P/TSX Composite Total Return Index reflects the cumulative return of the S&P/TSX Composite Index, including dividend reinvestment. Values are as at December 31 of the specified year.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                      LOGO

-----------------------------------------------------------------------------------------------------------------
                                   DEC. 1998    DEC. 1999    DEC. 2000    DEC. 2001    DEC. 2002    DEC. 2003
-----------------------------------------------------------------------------------------------------------------
RCM.B..........................     $100.00      $284.59      $142.43      $122.70      $ 75.30      $150.27
-----------------------------------------------------------------------------------------------------------------
S&P/TSX Composite
  Total Return Index...........     $100.00      $131.71      $141.47      $123.69      $108.30      $137.25
-----------------------------------------------------------------------------------------------------------------

       INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     All indebtedness described below was incurred prior to July 30, 2002, the date the United States Sarbanes-Oxley Act of 2002 came into effect. In compliance with that legislation, no new personal loans to directors or executive officers were made or arranged, and no existing personal loans were renewed or modified, after July 30, 2002.

     As of April 19, 2004, the aggregate indebtedness to the Corporation or its subsidiary, Rogers Wireless Inc., of all present or former directors, officers and employees in connection with the purchase of securities totalled approximately $101,233.

     The following table sets forth the particulars of the loans made by or outstanding to the Corporation or its subsidiary, Rogers Wireless Inc., during the year ended December 31, 2003 to present or former directors, executive officers or senior officers of the Corporation, proposed nominees for election as directors and associates of such persons in connection with the purchase of securities of RCI.

             TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS UNDER SECURITIES PURCHASE PROGRAMS

======================================================================
                                                     LARGEST AMOUNT
                                                       OUTSTANDING
                                                       DURING THE
                                                     FINANCIAL YEAR
                                  INVOLVEMENT OF          ENDED
                                  CORPORATION OR    DECEMBER 31, 2003
NAME AND PRINCIPAL POSITION         SUBSIDIARY             ($)
----------------------------------------------------------------------
  R.F. BERNER.................      Loan from             28,112
  Executive Vice President and   Corporation(1)
  Chief Technology Officer
======================================================================

============================================================================================
                                                         FINANCIALLY
                                                     ASSISTED SECURITIES
                                      AMOUNT          PURCHASES DURING
                                    OUTSTANDING         THE FINANCIAL
                                       AS AT             YEAR ENDED
                                  APRIL 19, 2004      DECEMBER 31, 2003       SECURITY FOR
NAME AND PRINCIPAL POSITION             ($)                  (#)              INDEBTEDNESS
--------------------------------------------------------------------------------------------
  R.F. BERNER.................          Nil                  Nil            RCI Convertible
  Executive Vice President and                                             Preferred Shares
  Chief Technology Officer
============================================================================================

NOTE:

(1) The above loan is non-interest bearing. The loan is repayable over ten years with mandatory repayments of 5% on the first to sixth anniversaries of the loan, 10% on the seventh and eighth anniversaries, 15% on the ninth anniversary and 35% on the tenth anniversary. At any time the borrower may prepay an amount equal to 10% of the principal amount for each complete year the loan has been outstanding less any mandatory repayments.

     As of April 19, 2004 the aggregate indebtedness to the Corporation or its subsidiary, Rogers Wireless Inc., of all present or former officers, directors and employees that was not entered into in connection with the purchase of securities was approximately $1,122,915.

     The following table sets forth the particulars of loans made by or outstanding to the Corporation or its subsidiary, Rogers Wireless Inc., that were not provided in connection with a purchase of securities, during the year ended December 31, 2003, to present or former directors, executive officers or senior officers of the Corporation, proposed nominees for election as directors and associates of such persons.

   TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
                 OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS

=====================================================================

                                              INVOLVEMENT OF
NAME AND PRINCIPAL POSITION              CORPORATION OR SUBSIDIARY
---------------------------------------------------------------------
  R.W. BRUCE.....................       Loan from Corporation(1)
  Executive Vice President,
Chief Marketing Officer and
President,
Wireless Data Services
=====================================================================

===========================================================================================
                                            LARGEST AMOUNT
                                        OUTSTANDING DURING THE          AMOUNT OUTSTANDING
                                         FINANCIAL YEAR ENDED                 AS AT
                                          DECEMBER 31, 2003               APRIL 19, 2004
NAME AND PRINCIPAL POSITION                      ($)                           ($)
-------------------------------------------------------------------------------------------
  R.W. BRUCE.....................                250,000                       125,000
  Executive Vice President,
Chief Marketing Officer and
President,
Wireless Data Services
===========================================================================================

NOTE:

(1) Mr. Bruce's loan is non-interest bearing, secured by a pledge of the assets in an investment account, was advanced on March 11, 2002, is forgivable as to $250,000 on September 1, 2003 and as to $125,000 for subsequent anniversary dates and is due September 1, 2004.

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     The Board of Directors of the Corporation endorses the principle that its corporate governance practices ("Corporate Governance Practices") are a fundamental part of the proper functioning of the Corporation and believe that they enhance the interests of its securityholders, employees, customers and others having business and other dealings with the Corporation. These Practices conform in all substantial aspects with applicable corporate governance guidelines and standards. Since the beginning of the Corporation's last fiscal year, there have been further significant regulatory changes affecting Corporate Governance Practices of Canadian public corporations in Canada and the United States. Some of these changes emanated from the enactment of the Sarbanes-Oxley Act of 2002 in the United States which applies to foreign private issuers, such as the Corporation. The New York Stock Exchange ("NYSE"), on which the Corporation's shares are traded, adopted new corporate governance rules as part of its listing standards, some of which apply to the Corporation, and legislation passed in Ontario empowered the Ontario Securities Commission ("OSC") to make rules affecting certain Corporate Governance Practices of public companies reporting under Canadian securities legislation. In particular, in January of 2004, Canadian Securities Commissions adopted new regulations for the composition and responsibilities of audit committees and for the certification of disclosure in annual and interim financial statements, and also issued draft new policies and guidelines for the disclosure of corporate governance practices and guidelines for effective corporate governance. The Board closely follows these and other corporate governance developments and is committed to enhancing its Corporate Governance Practices in light of improving polices and practices. The Corporation's Corporate Governance Practices, summarized below, are responsive to the corporate governance guidelines currently adopted by The Toronto Stock Exchange ("TSX Guidelines"). This statement of Corporate Governance Practices was prepared by the Nominating and Corporate Governance Committee of the Board and approved by the Board.

BOARD CHARTER AND MANDATE OF THE BOARD

     The Board has adopted a Board of Directors Charter (the "Board Charter") as its written mandate providing guidance to Board members as to their duties and responsibilities. The Board Charter confirms the Board's stewardship of the business and affairs of the Corporation and its responsibility to supervise management of the Corporation in conducting the Corporation's business. In addition to containing specific roles and responsibilities that the Board is to discharge, the Board Charter provides that Board members are to possess, among other attributes, characteristics and traits that reflect high ethical standards and integrity in their personal and professional dealings. Directors of the Corporation are expected to conduct themselves according to the highest standards of personal and professional integrity. It also outlines the procedures to ensure effective and independent operation of the Board and the role and principal responsibilities of the non-management Chair of the Board. The Board Charter is maintained on the Corporation's website at www.rogers.com and a copy of the Board Charter is annexed to this Information Circular as Schedule A.

     The Board has explicitly assumed responsibility for the stewardship of the Corporation, including matters referred to in the TSX Guidelines(1). The Board discharges its responsibilities either directly or through its committees. The Board has adopted a strategic planning process and reviews and approves, on at least an annual basis, a strategic plan for each of the Corporation's operating entities which takes into account, among other things, the opportunities and risks of the business. The Board is responsible for identifying the principal risks of the Corporation's businesses and overseeing the implementation of appropriate risk assessment systems to manage these risks. In addition to fulfilling its statutory and other requirements, the Board oversees and reviews, and, where appropriate, formally approves:

     (a) the strategic and operating plans and financial, capital and operating budgets of management;(2)

     (b) the performance of management and the Corporation against the strategic plans and business, operating and capital budgets;

     (c) the principal risks and the adequacy of systems and procedures to manage these risks;(3)

---------------

1   TSX Guideline No. 1.

2   TSX Guideline No. 1(a).

3   TSX Guideline No. 1(b).

     (d) management development, management succession planning, including the appointment of senior management, and compensation and major benefit policies;(4)

     (e) acquisitions and divestitures of business operations, strategic investments and alliances, major business development initiatives and unbudgeted expenditures in excess of $5 million;

     (f) the Corporation's communications policies to shareholders and investors, which address the Corporation's interaction with analysts, investors and other key stakeholders and the public and contain measures for the Corporation to comply with its continuous and timely disclosure obligations;(5)

     (g) the development of the Corporation's principles and approach to corporate governance, including approval of the Corporation's Corporate Governance Practices;(6)

     (h) the monitoring of compliance with the Directors and Officers Code of Conduct and Ethics; and

     (i) the integrity of the Corporation's accounting and financial reporting systems, disclosure controls and procedures, internal controls and management information systems.(7)

     There were 7 regularly scheduled Board meetings held during 2003. Eight regular meetings of the Board are currently scheduled for calendar 2004. The frequency of Board meetings as well as the nature of agenda items may change depending on developments in the Corporation's affairs.

COMPOSITION OF THE BOARD AND MAJORITY OF INDEPENDENT DIRECTORS

     The Nominating and Corporate Governance Committee of the Board reviews the size of the Board to ensure that the Board is able to operate effectively in making Board decisions and to fulfil its various responsibilities. The Board is currently composed of 15 members, with one vacancy. Two members of the Board are executive officers of the Corporation and one member is an executive officer of an affiliate of the Corporation. The Board has determined that 11 of the 15 directors are independent and unrelated on the basis that they do not have a direct or indirect material relationship with the Corporation or its subsidiaries which could, in the view of the Board, reasonably interfere with the exercise of a director's independent judgment. The 4 related Board members are Edward S. Rogers and Nadir Mohamed, both of whom are executive officers of the Corporation, Edward Rogers, who is the son of Edward S. Rogers and an executive officer of Rogers Cable Communications Inc., an affiliate of the Corporation and Loretta A. Rogers, who is the spouse of Edward S. Rogers. The Board is, accordingly, constituted with a majority of individuals who are independent and unrelated directors.(8)

     On April 15, 2004, Albert Gnat, a director of the Corporation and its predecessors since 1990, passed away. The Board believes it important to note that Mr. Gnat made many and varied important contributions to the development of the Corporation over many years both as a director and as a counsel to the Corporation. The Board recognizes those contributions and expresses its deep regret at his death.

                  Atque in perpetuum, amicus, ave atque vale, (And forever, Friend, "Hail and farewell.")

     The 11 independent and unrelated directors of the Corporation are Messrs. Chakrin, Emerson, Fierheller, Grant, Hull, Mathy, Morrissette, Peterson, Roderick, Sievert and Wansbrough.

     In deciding whether a particular director is an independent and unrelated director, the Board examined the factual circumstances of each director's direct and indirect relationship to management and the Corporation and considered them in the context of all relevant factors, including the fact that the Corporation is controlled by RCI, which is controlled by an individual shareholder who is also the Chairman of the Corporation. While certain of the directors of the Corporation that the Board has affirmatively determined to be independent may be directors, executive officers, partners or managing members in corporations or firms that provide certain commercial, banking, legal or other services to the Corporation, the Board has determined that the amount or dollar value of such services is not material

---------------

4   TSX Guidelines No. 1(c) and No. 8.

5   TSX Guideline No. 1(d).

6   TSX Guidelines No. 5 and No. 10.

7   TSX Guideline No. 1(e).

8   TSX Guideline No. 2
and within the Director Material Relationship Standards referred to below and that each such director is independent and unrelated.

     In considering the circumstances of the direct or indirect relationship of each director to the Corporation and determining whether a direct or indirect relationship that a director may have with the Corporation is material, as referred to above, the Board took into account its Director Material Relationship Standards ("Director Materiality Standards") that were adopted by the Board to assist it in making such determinations. The Director Materiality Standards provide that any business, commercial, industrial, banking, consulting, professional, charitable or service relationship that may exist between the Corporation (which for these purposes includes its subsidiaries) and a director, or between the Corporation and an entity of which the director is a director, executive officer, partner or managing member, shall be in the ordinary course of business of the Corporation and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons on an arm's length basis. Under the Director Materiality Standards, the following relationships will be considered to be material in respect of any director:

     (a) The director has, within the preceding 3 fiscal years of the Corporation, been a provider of consulting, professional, investment banking, advisory or other services to the Corporation and the total direct compensation of the director from the Corporation in respect of those services in each such fiscal year amounted to more than U.S.$100,000 (other than payments arising from acting in his or her capacity as a director of the Corporation including as a part-time Chair or Vice-Chair of the Board or a committee of the Board).

     (b) The director has, within the preceding 3 fiscal years of the Corporation, been a director, executive officer, partner or managing member of an entity that has or had a business, commercial, industrial, banking, consulting, professional or service relationship with the Corporation and, pursuant to that relationship, the aggregate annual sales or billings from that entity to the Corporation or from the Corporation to that entity, in each of the 3 most recently completed fiscal years of that entity, amounted to more than the greater of 2 percent of that entity's consolidated gross revenues and U.S.$1,000,000.

     If a director has any other direct or indirect relationship with the Corporation other than those set forth in (a) or (b) above, the Board will make a determination whether that director is independent and unrelated based on a consideration of all relevant facts and circumstances.

     A copy of the Director Materiality Standards is maintained on the Corporation's website at www.rogers.com and a copy is annexed to this Information Circular as Schedule B.

CONTROLLING SHAREHOLDER AND REPRESENTATION OF INTERESTS OF SHAREHOLDERS IN BOARD COMPOSITION

     The Corporation is controlled by RCI, a public corporation which, directly or indirectly, owns Class A Multiple Voting Shares and Class B Restricted Voting Shares representing approximately 67.4% of the votes attached to all voting shares of the Corporation and approximately 55.5% of the issued equity shares of the Corporation. RCI has the right to exercise a majority of the votes for the election of the 13 directors of the Corporation to be elected by the holders of the Class A Multiple Voting Shares, voting separately as a class, and is the "significant shareholder" of the Corporation.(9) Edward S. Rogers, O.C., the President and Chief Executive Officer of RCI and a director and Chairman of the Corporation is the controlling or "significant shareholder" of RCI. Mr. Rogers indirectly beneficially owns and exercises control and direction over, directly or indirectly, an aggregate of approximately 90.9% percent of the issued Class A Shares of RCI, being the only class of voting shares of RCI, and approximately 29.7% of the total issued Class A Shares and Class B Non-Voting Shares of RCI. Loretta A. Rogers, a related director of the Corporation, is the wife of Mr. Rogers. Edward Rogers, a related director who is an executive officer of an affiliate of the Corporation, is the son of Mr. and Mrs. Rogers.

     The Board believes that 7 of the 11 independent directors do not have any direct or indirect material relationships with either the Corporation, RCI or any of its subsidiaries, or Edward S. Rogers, including any private companies directly or indirectly controlled by Edward S. Rogers.(10) The 4 unrelated directors who have relationships with RCI or with Edward S. Rogers are H. Garfield Emerson, Thomas I. Hull, The Honourable David R. Peterson and Christopher C. Wansbrough, each of whom is an outside and unrelated director of RCI. Messrs. Emerson, Hull and Wansbrough are

---------------

9   TSX Guideline No. 2.

10  TSX Guidelines No. 2 and No. 3.

     also independent directors of private companies that are controlled by Edward S. Rogers and Mr. Wansbrough is also the part-time Chairman of Rogers Telecommunications Limited, one of such private companies. As described above, Pierre L. Morrissette is the controlling shareholder of Pelmorex Inc., which has a commercial relationship with Rogers Cable Communications Inc., an affiliate of the Corporation. The Board has determined that these relationships as independent directors of such private companies is not a direct or indirect material relationship with the Corporation which could reasonably interfere with the exercise of those individuals' independent judgment.

     Three of the unrelated directors (Pierre L. Morrissette, George A. Fierheller and Jim C. Grant) were elected by holders of the Class B Restricted Voting Shares, voting separately as a class. An additional 4 of the unrelated directors (Lewis M. Chakrin, Kent J. Mathy, Jordan M. Roderick and G. Michael Sievert) all of whom are executive officers of AWS, were elected by holders of the Class A Multiple Voting Shares, voting separately as a class, as nominees of JVII General Partnership, pursuant to the terms of a shareholders agreement entered into among RCI, JVII General Partnership and the Corporation. AWS is the sole beneficial owner of JVII General Partnership, which owns Class A Multiple Voting Shares and Class B Restricted Voting Shares representing approximately 31.1% of the votes attached to all voting shares of the Corporation and approximately 34.1% of the total issued equity shares of the Corporation. See "Shares Entitled to be Voted at the Meeting" and "Election of Directors" in this Information Circular.

     The Board considers that the current nature of the composition of the Board is appropriate in light of the structure and ownership of the Corporation's share capital. The 7 independent directors of the Corporation who do not have a relationship with the significant shareholder, as well as the other independent directors of the Corporation, ensure that the interests of shareholders other than the significant shareholder are brought to and considered by the Board. The Board also believes that the composition of the full Board, which includes a majority of outside and independent directors who are not part of the management of the Corporation or its affiliates, including RCI, and the other Corporate Governance Practices that the Board has adopted, also serve this purpose. Such practices include the Board Charter, the Directors and Officers Code of Conduct and Ethics and the mandates, functions and responsibilities of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee and the other committees of the Board and their respective mandates.(11)

     The Board does not consider it appropriate to change the size of the Board at this time.(12) The Board believes that all the directors on the Board carry out their duties objectively, in good faith and with a view to the best interests of the Corporation and make a valuable contribution to the Board and the Corporation for the benefit of all shareholders, including shareholders other than the significant shareholder.

SEPARATION OF THE OFFICES OF CHIEF EXECUTIVE OFFICER AND DEPUTY CHAIR OF THE
BOARD

     Nadir H. Mohamed is the President and Chief Executive Officer of the Corporation and serves as a director. Edward S. Rogers, the President and Chief Executive Officer and the controlling and significant shareholder of RCI, is the Chairman of the Corporation and serves as a director. Mr. Rogers is also Chairman of the Finance Committee and a member of the Executive and Nominating and Corporate Governance Committees of the Board.

     H. Garfield Emerson is the non-executive Deputy Chairman of the Board and chairs meetings of the Board. The Deputy Chairman is an independent and unrelated director of the Corporation and of RCI of which he is also the non-executive Chairman of the Board. He is not a member of the Corporation's management. This separation of the offices of the Deputy Chair of the Board and the Chief Executive Officer of the Corporation reflects the policy of the Board as set out in the Board Charter. As mandated in the Board Charter, the principal responsibility of the Deputy Chair of the Board is to oversee, manage and assist the Board in fulfilling its duties and responsibilities as a Board in an effective manner independently of management. In overseeing the Board in the fulfilment of its responsibilities, the duties of the Deputy Chair of the Board include

     (a) chairing Board meetings and annual and special meetings of the shareholders of the Corporation,

     (b) organizing an appropriate annual work plan and regularly scheduled Board meetings,

---------------

11  TSX Guideline No. 3.

12  TSX Guideline No. 7.

     (c) participating in the preparation of the agenda for each Board meeting and an appropriate information package that is sent on a timely basis to each director in advance of the meeting(13),

     (d) monitoring the work of the Board committees and in that connection attending meetings of Board committees as a non-voting participant (other that those on which he otherwise sits),

     (e) assisting in the Board's evaluation and self-assessment of its effectiveness and implementation of improvements,

     (f) providing appropriate guidance to individual Board members in discharging their duties,

     (g) ensuring newly appointed directors receive an appropriate orientation and education program, and

     (h) providing arrangements for directors to communicate with the Deputy Chair formally and informally concerning matters of interest to Board members.

DIRECTORS AND OFFICERS CODE OF CONDUCT AND ETHICS

     The Board has adopted a Directors and Officers Code of Conduct and Ethics ("Code of Conduct and Ethics" or the "Code") to endorse and promote the Corporation's commitment to honest and ethical conduct, including fair dealing and ethical handling of conflicts of interest, to promote accurate and timely disclosure and compliance with applicable laws and regulations and to ensure the protection of the Corporation's business interests, assets and confidential information.

     The Code of Conduct and Ethics, among other things, requires the Corporation's directors and officers to act with integrity in an honest and candid manner, to adhere to a high standard of business ethics and to disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. Any conflicts of interest are reported on a regular basis to the Audit Committee of the Board which has the responsibility for monitoring compliance with the Code and applying and interpreting the Code in particular situations. The Audit Committee is required to inform the Board if it determines that a violation of the Code has occurred. Any waiver of a provision of the Code of Conduct and Ethics for the directors and officers of the Corporation may only be made by the Board or the Audit Committee and reported to the Board.

     The Code of Conduct and Ethics has been publicly filed on SEDAR and is available on the Corporation's website at www.rogers.com. A copy of the Code of Conduct and Ethics is annexed to this Information Circular as Schedule C.

BOARD COMMITTEES

     The Board has six committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Technology Committee. In addition to these committees, from time to time special purpose committees of the Board may be appointed to deal with specific matters. Special committees of the Board composed entirely of independent directors who are unrelated to the Corporation and to the significant shareholder are appointed, if appropriate, to consider and, if thought fit, approve, or recommend to the Board for approval, transactions, including transactions not in the ordinary course of business of the Corporation, between the Corporation and the significant shareholder or any corporation directly or indirectly controlled by him, or between the Corporation and subsidiaries of the Corporation.(14)

AUDIT COMMITTEE

     The Audit Committee is composed only of independent and unrelated directors.(15) The Board adopted an Audit Committee Charter that is maintained on the Corporation's website at www.rogers.com and a copy of such Charter is annexed to this Information Circular as Schedule D. Under the terms of the Audit Committee Charter, the members of the Audit Committee must be independent and financially literate, or must become financially literate within a reasonable period of time after appointment. The Corporation's management is responsible for preparing the Corporation's financial statements and the external auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of those activities by the Corporation's management and the external auditors and overseeing the activities of the internal auditors of the Corporation. The external auditors of the

---------------

13  TSX Guideline No. 12.

14  TSX Guidelines No. 9 and No. 13.

15  TSX Guideline No. 13.

     Corporations report and are accountable to the Audit Committee. The Committee's responsibilities include, in summary, among other matters:

     (a) in consultation with the external auditors and the internal auditors, reviewing the integrity of the Corporation's financial reporting processes and procedures, both internal and external, and any major issues as to the adequacy of the internal controls and any special audit steps adopted in light of any material control deficiencies;

     (b) reviewing and discussing with management and the external auditors the Corporation's annual audited consolidated financial statements and its interim unaudited consolidated financial statements;

     (c) receiving and reviewing an annual report from the external auditors describing all critical accounting policies and practices used by the Corporation, all material alternative accounting treatments of financial information within GAAP discussed with management and other material written communications between the external auditors and management;

     (d) reviewing the interim quarterly and annual financial information and annual and interim press releases prior to the release of earnings information;

     (e) responsibility for the selection, nomination, compensation, retention, termination and oversight of the work of the external auditor engaged for audit, review and attest services and for recommending to the Board the external auditors to be nominated for approval by the shareholders;

     (f) pre-approval of all audit engagements and the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit services, including authority to establish the types of non-audit services the external auditors shall not be permitted to provide and the types of audit, audit-related and non-audit services for which the Audit Committee may retain the external auditors;

     (g) assessing and reporting to the Board on the independence and performance of the external auditors;

     (h) overseeing management's design and implementation of and reporting on internal controls, including receiving reports from management, the internal auditors and the external auditors with regard to the reliability and effective operation of the Corporation's accounting system and internal controls;

     (i) reviewing the activities, organization and qualifications of the internal auditors, including the responsibilities, budget and staffing of the internal audit function;

     (j) reviewing, prior to finalization, periodic public disclosure documents containing financial information, including Management's Discussion and Analysis (MD&A) and Annual Information Form (AIF);

     (k) reviewing with the Corporation's General Counsel legal compliance matters, significant litigation and other legal matters;

     (l) establishing procedures and policies for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

     (m) preparing and reviewing with the Board an annual performance evaluation of the Audit Committee;

     (n) reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis.

     The Audit Committee meets periodically and separately with the Chief Financial Officer, the internal auditor, the external auditors and the General Counsel of the Corporation in private sessions. The external auditors report directly to the Audit Committee. The Audit Committee has the authority to engage and establish, at the expense of the Corporation, outside advisors including experts in particular areas of accounting, legal counsel and other experts of consultants as it determines necessary to carry out its duties, without seeking approval of the Board or management. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the external auditors, internal auditors, the general counsel and other officers and employees of the Corporation.

     The Audit Committee met 6 times in 2003. Its members in 2003 were Messrs. Chakrin, Emerson, Fierheller, Finnegan, Grant, Morrissette, Peterson, Ricketts and Wansbrough. Mr. Morrissette is the Chairman of the Audit

Committee. Mr. Ricketts resigned from the Audit Committee in May, 2003. Messrs. Chakrin and Finnegan resigned from the Audit Committee in July, 2003. Mr. Wansbrough was appointed to the Audit Committee in May, 2003.

COMPENSATION COMMITTEE

     The Compensation Committee is composed of five outside non-management directors, all of whom but two are independent and unrelated directors.(16) The Compensation Committee approves, amongst other matters, the compensation of senior executives and other employees above specified remuneration levels and reviews and recommends to the Board for approval the Corporation's executive compensation policies. The Compensation Committee also reviews the design and competitiveness of the Corporation's compensation and benefit programmes generally and the Corporation's management development and succession planning for its senior executives.

     The Compensation Committee met 4 times in 2003. Mr. Fierheller is the Chairman of the Compensation Committee. Its members in 2003 were Messrs. Emerson, Fierheller, Gnat, Hull, Roberts and Roderick. Mr. Roberts resigned in May, 2003.

EXECUTIVE COMMITTEE

     The Executive Committee is composed of a majority of independent and related directors, and includes a member of management, Edward S. Rogers, and an executive officer of an affiliate of the Corporation, Edward Rogers.(17) The Executive Committee has delegated to it all of the powers that may be delegated to an Executive Committee under the Corporation's governing statute, being Canada Business Corporations Act.

     The Executive Committee did not meet in 2003. Mr. Edward S. Rogers is the Chairman of the Executive Committee. Its members in 2003 were Messrs. Chakrin, Emerson, Hull, Mohamed, Roderick, Edward S. Rogers, Edward Rogers and Wansbrough. Mr. Wansbrough was appointed in May, 2003.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee is composed of a majority of related directors and includes one member of management, Edward S. Rogers, the controlling shareholder of RCI and the Chairman of the Corporation.(18) It is responsible for developing the Corporation's approach to corporate governance issues. The Nominating and Corporate Committee makes recommendations to the Board with respect to developments in the areas of corporate governance and the Corporate Governance Practices of the Board, including the methods and processes by which the Board fulfils its duties. Such corporate governance issues include:

     (a) developing, recommending to the Board and reviewing from time to time the Corporate Governance Practices of the Corporation, including the Board Charter and the Code of Conduct and Ethics;(19)

     (b) recommending the number and content of meetings and the annual work plan and schedule of issues for the consideration of the Board and its committees;

     (c) reviewing the size and composition of the Board and its committees and the board of directors and the committees of the Corporation's affiliates;(20)

     (d) establishing selection criteria for members of the Board and identifying prospective new members of the Board;(21)

     (e) reporting to the Board with respect to the adequacy and form of the compensation of directors;(22)

     (f) recommending appropriate candidates for nomination for election to the Board and to the boards of directors of the Corporation's affiliates;(23)

---------------

16  TSX Guidelines No. 9 and No. 11.

17  TSX Guideline No. 9.

18  TSX Guidelines No. 4 and No. 9.

19  TSX Guideline No. 10.

20  TSX Guideline No. 7.

21  TSX Guideline No. 4.

22  TSX Guideline No. 8.

23  TSX Guideline No. 4.

     (g)   providing an orientation program for new directors;(24)

     (h) evaluating, on an annual basis, the performance of the Board as a whole, its committees and the contribution of each individual director;(25)

     (i)   reviewing the mandates of the committees of the Board; and

     (j) monitoring the policies of the Corporation regarding senior officers accepting directorships with non-affiliated corporations, minimum common share ownership for non-management directors, insider trading and disclosure and restricted use of confidential material information.

     The Nominating and Corporate Governance Committee also oversees a system that enables an individual director to engage an outside advisor at the expense of the Corporation in appropriate circumstances.(26)

     The Nominating and Corporate Governance Committee held two meetings in 2003. Its members were Messrs. Emerson, Fierheller, Finnegan, Hull, Mathy, Ricketts, Sievert and Edward S. Rogers. Mr. Emerson is the Chairman of the Nominating and Corporate Governance Committee. Mr. Ricketts resigned and Mr. Fierheller was appointed in May, 2003. Mr. Finnegan resigned and Mr. Mathy was appointed in October, 2003.

TECHNOLOGY COMMITTEE

     The Board has approved the Corporation's participation in the membership of the intercompany Technology Committee composed of directors from each of the Corporation, RCI, Rogers Cable Communications Inc. and Rogers Media Inc.

     The major responsibilities of the Technology Committee include reviewing and reporting to the Board and the boards of the other corporate participants on the major issues and processes regarding

     (a) the acquisition of technology assets, including equipment and software applications (both engineering and information technology);

     (b) evolving developments in technology affecting the Corporation's businesses;

     (c) developing management presentations to the Board on technology issues;

     (d) assisting the Board in the evaluation of the efficacy and implications of technology issues of major proposed strategic alliances and investments, licensing agreements and joint ventures; and

     (e)   reviewing corporate strategy on technology issues.

     To assist the Technology Committee in performing its mandate, the Committee may consult with and engage outside experts and professional advisors.

     The Technology Committee held 3 meetings and tutorial sessions for all directors of the Corporation and its operating subsidiaries in 2003 at which presentations were made on various technology issues affecting the Corporation.

     Members of the Technology Committee in 2003 from the Board were Messrs. Chakrin, Emerson, Grant, Roderick, Edward S. Rogers and Edward Rogers. The other members of the Technology Committee were Robert Korthals and William Schleyer (representing RCI), James Fleck (representing Rogers Media Inc.) and John MacDonald (representing Rogers Cable Inc.). The Chairman of the Technology Committee is James Grant, an unrelated director of the Corporation.

FINANCE COMMITTEE

     The Finance Committee is composed of an equal number of related and unrelated directors of the Corporation.(27) The members of the Finance Committee in 2003 were Messrs. Chakrin, Emerson, Hull, Roderick, Edward S. Rogers, Edward Rogers and Wansbrough. Edward S. Rogers, the controlling shareholder and the President and Chief Executive Officer of RCI, is the Chairman of the Finance Committee. The Finance Committee did not meet in 2003.

---------------

24  TSX Guideline No. 6.

25  TSX Guideline No. 5.

26  TSX Guideline No. 14.

27  TSX Guideline No. 9.

     Without derogating from the rights and duties of the Board, it is the responsibility of the Finance Committee to review and report to the Board or any other committee of the Board on certain matters prior to their submission to the Board or to any other committee of the Board or the filing of any document required to implement any such matter with any governmental or regulatory authority, including:

     (a)   financings, including the issue of shares;

     (b) non-budgeted transactions outside the ordinary course of business involving more than $30 million;

     (c) alliance, branding, license, partnership and joint venture arrangements involving more than $30 million; and

     (d) the grant or assumption of any right of first negotiation, first offer or first refusal or the grant or assumption or issuance of any non-competition covenant or exclusivity undertaking, in each case which involves property, assets or revenues in excess of $30 million in the aggregate.

     The Finance Committee is also responsible to review candidates for appointment as the Chief Financial Officer and Chair of the Audit Committee of the Corporation and its subsidiaries.

DECISIONS REQUIRING BOARD APPROVAL

     In addition to those matters that are reviewed by the Board which must be approved by the Board under its Corporate Governance Practices and by law, management is also required to seek Board approval for any unbudgeted expenditure in excess of $5 million that has not been previously approved by the Board as part of the Corporation's operating plans and capital and operating budgets. Management is also required to obtain Board approval before entering into any major strategic initiative or any venture which is outside the Corporation's existing businesses.(28) These matters are included in "Role and Responsibilities of the Board" in the Board Charter.

BOARD AND DIRECTOR PERFORMANCE

     As noted earlier, the Nominating and Corporate Governance Committee has the mandate to recommend to the Board nominees for election as Board directors and for evaluating the performance of the Board as a whole, its committees and the contributions of each director. In fulfilling this responsibility, the Committee periodically uses written questionnaires to solicit comment and evaluation from directors individually on the Board's performance and effectiveness and to seek recommendations for areas of improvement of Board practices and processes. The Deputy Chairman of the Board also engages in discussions with the members of the Board individually to review Board and director areas of interest, including assessments of the effectiveness and performance of the Board. The Deputy Chairman also discusses directly with each chairperson of the committees of the Board the mandate and functioning of the committees and reviews the recommendations from committee chairpersons with the Nominating and Corporate Governance Committee concerning the operation of the Board committees, including assessments of their respective effectiveness and performance.

INVESTOR FEEDBACK

     RCI maintains an Investor Relations department which provides investor relations services to the Corporation that the Board believes are important and highly effective. Every investor inquiry receives a prompt response from the Investor Relations department or an appropriate officer of the Corporation.

BOARD'S EXPECTATIONS OF MANAGEMENT

     The quality and completeness of information which management provides to the Board is critical to the proper functioning of the Board. Directors must have confidence in the data gathering, analysis and reporting functions of management. The Deputy Chairman of the Board and the Nominating and Corporate Governance Committee of the Board monitor the nature and timeliness of the information requested of and provided by management to the Board so that the Board is able to determine if the Board can be more effective in identifying problems and opportunities for the Corporation.

     The Chief Executive Officer has provided a detailed job description for the office of the Chief Executive which specifically outlines his responsibilities. This job description has been approved by the Compensation Committee. The

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28  TSX Guideline No. 11.
                                        29
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Chief Executive Officer's written objectives for the current year will be reviewed and approved by the Compensation Committee.(29)

                 INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     During the fiscal year ended December 31, 2003, other than as disclosed in this Information Circular, in the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 and the notes thereto and Management's Discussion and Analysis of the Corporation's financial condition and results of operation for the year ended December 31, 2003, the Corporation is not aware of any material interest of any insider of the Corporation, or any proposed nominee for election as a director of the Corporation, or any associate or affiliate of such insider or proposed nominee, in any transaction or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

                              MANAGEMENT CONTRACTS

     Other than as disclosed in this Information Circular, in the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 and the notes thereto and Management's Discussion and Analysis of the Corporation's financial condition and results of operation for the year ended December 31, 2003, there are no agreements or arrangements where management functions of the Corporation or any subsidiary were, to any substantial degree, performed by a person or company other than the directors or senior officers of the Corporation or subsidiary.

              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     The Canada Business Corporations Act permits certain eligible shareholders of the Corporation to submit shareholder proposals to the Corporation, which proposals may be included in next year's management proxy circular relating to an annual meeting of shareholders. The Corporation may omit a shareholder proposal from next year's management proxy circular under applicable law if the proposal is not received by the Corporation by January 19, 2005.

                                    GENERAL

     Copies of the Corporation's current Annual Information Form (together with one copy of any document, or the pertinent pages of any document, incorporated therein by reference), the comparative financial statements of the Corporation for the year ended December 31, 2003 together with the report of the auditors thereon, Management's Discussion and Analysis of the Corporation's financial condition and results of operation for the year ended December 31, 2003, any interim financial statements of the Corporation that have been filed for any period after the end of the Corporation's most recently completed financial year and this Information Circular are available to anyone, upon request, from Mr. Bruce Mann, Vice President, Investor Relations, Rogers Communications Inc., 333 Bloor Street East, Toronto, Ontario, M4W 1G9 (Telephone: (416) 935-3532) and without charge to security holders of the Corporation.

     Information contained herein is given as of April 19, 2004, unless otherwise noted. The contents and the sending of this Information Circular have been approved by the board of directors of the Corporation.

     DATED this 19th day of April, 2004.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         DAVID P. MILLER, Secretary

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29  TSX Guideline No. 11.
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                                   SCHEDULE A

                           BOARD OF DIRECTORS CHARTER

     The purpose of this charter ("Charter") of the board of directors (the "Board") of Rogers Wireless Communications Inc. (the "Company") is to provide guidance to Board members as to their duties and responsibilities. The power and authority of the Board is subject to the provisions of applicable law.

PURPOSE OF THE BOARD

     The Board is responsible for the stewardship of the Company. This requires the Board to oversee the conduct of the business and affairs of the Company. The Board discharges some of its responsibilities directly and discharges others through committees of the Board. The Board is not responsible for the day-to-day management and operation of the Company's business, as this responsibility has been delegated to management. The Board is, however, responsible for supervising management in carrying out this responsibility.

MEMBERSHIP

     The Board consists of directors elected by the shareholders as provided for in the Company's constating documents and in accordance with applicable law. From time to time, the Nominating and Corporate Governance Committee shall review the size of the Board to ensure that its size facilitates effective decision-making by the Board in the fulfilment of its responsibilities.

     Each member of the Board must act honestly and in good faith with a view to the best interests of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is responsible for the matters under "Role and Responsibilities of the Board" below as well as for other duties as they arise in the director's role.

     All members of the Board shall have suitable experience and skills given the nature of the Company and its businesses and have a proven record of sound judgment. Directors are to possess characteristic and traits that reflect:

     - high ethical standards and integrity in their personal and professional dealings and be willing to be accountable for their decisions as directors;

     - the ability to provide thoughtful and experienced counsel on a broad range of issues and to develop a depth of knowledge of the businesses of the Company in order to understand and assess the assumptions on which the Company's strategic and business plans are based and to form an independent judgment with respect to the appropriateness and probability of achieving such plans;

     - the ability to monitor and evaluate the financial performance of the Company;

     - an appreciation of the value of Board and team performance over individual performance and a respect for others;

     - an openness for the opinions of others and the willingness to listen, as well as the ability to communicate effectively and to raise tough questions in a manner that encourages open and frank discussion.

     Directors are expected to commit the time and resources necessary to properly carry out their duties. Among other matters, directors are expected to adequately prepare for and attend all regularly scheduled Board meetings. New directors are expected to understand fully the role of the Board, the role of the committees of the Board and the contribution individual directors are expected to make.

ETHICS

     Members of the Board shall carry out their responsibilities objectively, honestly and in good faith with a view to the best interests of the Company. Directors of the Company are expected to conduct themselves according to the highest standards of personal and professional integrity. Directors are also expected to set the standard for Company-wide ethical conduct and ensure ethical behaviour and compliance with laws and regulations. If an actual or potential conflict of interest arises, a director shall promptly inform the Chair and shall refrain from voting or participating in discussion of the matter in respect of which they have an actual or potential conflict of interest. If it is determined that a significant conflict of interest exists and cannot be resolved, the director should resign.

     Directors are expected to act in accordance with applicable law, the Company's By-laws and the Company's Directors and Officers Code of Conduct and Ethics. The Board is required to monitor compliance with the Directors and Officers Code of Conduct and Ethics and is responsible for the granting of any waivers from compliance with the Code for directors and officers.

MEETINGS

     The Board shall meet in accordance with a schedule established each year by the Board, and at such other times as the Board may determine. Meeting agendas shall be developed in consultation with the Chair. Board members may propose agenda items though communication with the Chair. The Chair is responsible for ensuring that a suitably comprehensive information package is sent to each director in advance of each meeting. At the discretion of the Board, members of management and others may attend Board meetings, except for separate meetings of the non-management directors of the Board.

     Directors are expected to be fully prepared for each Board meeting, which requires them, at a minimum, to have read the material provided to them prior to the meeting. At Board meetings, each director is expected to take an active role in discussion and decision-making. To facilitate this, the Chair is responsible for fostering an atmosphere conducive to open discussion and debate.

     Non-management members of the Board shall have the opportunity to meet at appropriate times without management present at regularly scheduled meetings. The Chair shall be responsible for presiding over meetings of the non-management directors. Non-management Board members may propose agenda items for meetings of non-management Board members through communication with the Chair.

ROLE AND RESPONSIBILITIES OF THE BOARD

     The Board is responsible for approving the Company's goals, objectives and strategies. The Board shall adopt a strategic planning process and approve and review, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business. The Board is also responsible for identifying the principal risks of the Company's businesses and overseeing the implementation of appropriate risk assessment systems to manage these risks.

     In addition to the other matters provided in this Charter, the Board is also responsible for the following specific matters:

     -  review and approve management's strategic plans;

     - review and approve the Company's financial objectives, business plans and budgets, including capital allocations and expenditures;

     - monitor corporate performance against the strategic plans and business, operating and capital budgets;

     - management succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer of the Company;

     - providing that an appropriate portion of senior executive management's compensation is tied to both short-term and longer-term performance of the Company;

     - monitor the integrity of the Company's accounting and financial reporting systems, disclosure controls and procedures, internal controls and management information systems;

     - approve acquisitions and divestitures of business operations, strategic investments and alliances, major business development initiatives and any unbudgeted expenditure in excess of $5 million;

     -  the Company's communication policies, which:

       (a) address how the Company interacts with analysts, investors, other key stakeholders and the public;

       (b) contain measures for the Company to comply with its continuous and timely disclosure obligations and to avoid selective disclosure and insider trading;

     - developing the Company's principles and approach to corporate governance;

     - assess its own effectiveness in fulfilling its responsibilities, including monitoring the effectiveness of individual directors;

     - monitoring compliance with the Directors and Officers Code of Conduct and Ethics.

     A director has an important and positive role as a representative of the Company. A director is also expected to participate in outside activities that enhance the Company's image to investors, employees, customers and the public.

ROLE AND RESPONSIBILITIES OF THE CHAIR

     It is the policy of the Board that there be a separation of the offices of the Chair and the Chief Executive Officer and that the Chair not be a member of management of the Company. The Chair and the Chief Executive Officer are to be in regular communications during the course of the year including with respect to the Company's business and the responsibilities of the Board.

     The principal responsibilities of the Chair of the Board shall be to oversee, manage and assist the Board in fulfilling its duties and responsibilities as a Board in an effective manner independently of management. The Chair shall be responsible, among other things,

     -  to chair Board meetings and annual and special meetings of shareholders,

     - to organize an appropriate annual work plan and regularly scheduled meetings for the Board,

     -  to participate in the preparation of the agenda for each Board meeting,

     - to monitor the work of the committees of the Board and in that connection the Chair may attend, as a non-voting participant, all meetings of Board committees (other than those on which he otherwise sits),

     - to arrange for an appropriate information package to be provided on a timely basis to each director in advance of the meeting,

     - to assist in the Board's evaluation and self-assessment of its effectiveness and implementation of improvements,

     - to provide appropriate guidance to individual Board members in discharging their duties,

     - to ensure newly appointed directors receive an appropriate orientation and education program, and

     - to provide arrangements for members of the Board to communicate with the Chair formally and informally concerning matters of interest to Board members.

PROCEDURES TO ENSURE EFFECTIVE AND INDEPENDENT OPERATION

     The Board recognizes the importance of having procedures in place to ensure the effective and independent operation of the Board. In addition to the policies and procedures provided elsewhere in this Charter including under "Role and Responsibilities of the Chair" set out above, the Board has adopted the following procedures:

     -  the Board has complete access to the Company's management;

     - the Board requires timely and accurate reporting from management and shall regularly review the quality of management's reports;

     - subject to the approval of the Nominating and Corporate Governance Committee, individual directors may engage an external adviser at the expense of the Company in appropriate circumstances;

     - the Board shall maintain an Investor Relations department and every investor inquiry shall receive a prompt response from the Investor Relations department or an appropriate officer of the Company;

     - the Chair of the Board shall monitor the nature and timeliness of the information requested by and provided by management to the Board to determine if the Board can be more effective in identifying problems and opportunities for the Company; and

     - the Board, together with the Chief Executive Officer, shall develop a detailed job description for the Chief Executive Officer. This description shall be approved by the Management Compensation Committee. The Board shall assess the Chief Executive Officer against the objectives set out in this job description.

BOARD COMMITTEES

     Subject to limits on delegation contained in corporate law applicable to the Company, the Board has the authority to establish and carry out its duties through committees and to appoint directors to be members of these committees. The Board assesses the matters to be delegated to committees of the Board and the constitution of such committees annually or more frequently, as circumstances require. From time to time the Board may create ad hoc committees to examine specific issues on behalf of the Board.

                                   SCHEDULE B

                    DIRECTOR MATERIAL RELATIONSHIP STANDARDS

1.   INTRODUCTION

     The Board of Directors (the "Board") of Rogers Wireless Communications Inc. (the "Company") has adopted these Director Material Relationship Standards for the purpose of assisting the Board in making determinations whether or not a direct or indirect business, commercial, banking, consulting, professional or charitable relationship that a director may have with the Company (which for the purposes of these Standards includes its subsidiaries) is a material relationship that could, in the view of the Board, reasonably interfere with the exercise of the director's independent judgment.

2.   STANDARD OF DIRECTOR RELATIONSHIPS

     Any business, commercial, industrial, banking, consulting, professional, charitable or service relationship that may exist between the Company and a director of the Company, or between the Company and an entity of which the director is a director, executive officer, partner or managing member, shall be in the ordinary course of business of the Company and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons on an arm's length basis.

3.   MATERIALITY STANDARDS

     The following relationships will be considered to be material in respect of any director:

     (a) The director has, within the preceding 3 fiscal years of the Company, been a provider of consulting, professional, investment banking, advisory or other services to the Company and the total direct compensation of the director from the Company in respect of those services in each such fiscal year amounted to more than U.S.$100,000 (other than payments arising from acting in his or her capacity as a director of the Company including as a part-time Chair or Vice Chair of the Board or a committee of the Board).

     (b) The director has, within the preceding 3 fiscal years of the Company, been a director, executive officer, partner or managing member of an entity that has or had a business, commercial, industrial, banking, consulting, professional or service relationship with the Company and, pursuant to that relationship, the aggregate annual sales or billings from that entity to the Company, or from the Company to that entity, in each of the 3 most recently completed fiscal years of that entity, amounted to more than the greater of 2 percent of that entity's consolidated gross revenues and U.S.$1,000,000.

4.   OTHER DIRECTOR RELATIONSHIPS

     If a director has any other direct or indirect relationship with the Company other than those set forth in 3.(a) or (b) above, the Board will make a determination whether that director has a material relationship with the Company based on a consideration of all relevant facts and circumstances.

5.   INTERPRETATION

     For the purposes of these Standards, the terms used herein shall have the following meanings:

     (a) "entity" -- includes a body corporate, a partnership, a trust, a joint venture or an unincorporated association or organization;

     (b) "subsidiary" -- a body corporate is a subsidiary of another body corporate if (a) it is controlled by (i) that other body corporate,
           (ii) that other body corporate and one or more bodies corporate each of which is controlled by that body corporate, or (iii) two or more bodies corporate each of which is controlled by that other body corporate, or (b) it is a subsidiary of a body corporate that is a subsidiary of that other body corporate.

                                   SCHEDULE C

               DIRECTORS AND OFFICERS CODE OF CONDUCT AND ETHICS

     The Board of Directors (the "Board") of Rogers Wireless Communications Inc. (the "Company", which for the purpose of this Code includes its subsidiaries) has adopted this code of conduct and ethics for directors and officers of the Company (the "Code") to:

     - endorse and promote the Company's commitment to honest and ethical conduct, including fair dealing and ethical handling of conflicts of interest;

     -  promote full, fair, accurate, timely and understandable disclosure;

     - promote compliance with applicable laws and governmental rules and regulations;

     - ensure the protection of the Company's legitimate business interests, including corporate opportunities, assets and confidential information; and

     -  deter wrongdoing.

     All directors and officers of the Company are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company's more detailed policies and procedures that apply to all employees of the Company set forth in the Company's Business Conduct Guidelines are separate requirements and are not part of this Code.

     For purposes of this Code, the "Code of Ethics Contact Person" will be, for the members of the Board, the Chair of the Board or the Chair of the Audit Committee of the Board, and for the officers of the Company, the General Counsel of the Company or the Chair of the Board.

HONEST AND CANDID CONDUCT

     Each director and officer owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

     Each director and officer must:

     - act with integrity, including being honest and candid while still maintaining the confidentiality of information where required or consistent with the Company's policies.

     - observe both the form and spirit of applicable laws and governmental rules and regulations, accounting standards and Company policies.

     -  adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

     A "conflict of interest" occurs when an individual's private or personal interest interferes, or may appear to interfere, with the interests of the Company. A conflict of interest can arise when a director or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. For example, a conflict of interest would arise if a director or officer, or member or his or her family, receives improper personal benefits as a result of his or her position in the Company. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the Code of Ethics Contact Person.

     In considering a conflict of interest between a director and the Company, consideration shall be given to the Director Material Relationship Standards approved by the Board.

     Officers of the Company are also to comply with the Company's Policy Regarding Senior Officers Accepting Directorships with Non-Affiliated Corporations.

     Conflict of interest situations involving directors and officers may include the following:

     - any material ownership or financial interest in any supplier of goods or services to the Company or in any major customer of the Company;

     - any consulting or employment relationship with any major customer of the Company, supplier or competitor;

     - any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

     - the receipt of non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings;

     - being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member.

     Anything that would present a conflict of interest for a director or officer would likely also present a conflict if it is related to a member of his or her immediate family.

     Conflicts of interest between a director or officer and the Company are to be disclosed to the Board, the Chief Executive Officer or a Code of Ethics Contact Person and reported to the Audit Committee of the Board on a regular basis.

DISCLOSURE

     Each director or officer involved in the Company's disclosure process, including the Chief Executive Officer and the Chief Financial Officer, is required to be familiar with and comply with the Company's disclosure controls and procedures and internal control over financial reporting, to the extent relevant to his or her area of responsibility, so that the Company's public reports filed with securities commissions and regulatory authorities comply in all material respects with the applicable securities laws and rules. In addition, each such person having direct or supervisory authority regarding these regulatory filings or the Company's other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

     Each director or officer who is involved in the Company's disclosure process, including the Chief Executive Officer and the Chief Financial Officer, must:

     - familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

     - not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators and self-regulatory organizations.

     - properly review and critically analyse proposed disclosure for accuracy and completeness (or, where appropriate, delegate this task to others).

COMPLIANCE

     It is the Company's policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations.

     It is against Company policy and in many circumstances illegal for a director or officer to profit from undisclosed information relating to the Company or any other company. Any director, or officer may not purchase or sell any of the Company's securities while in possession of material non-public information relating to the Company. Also, any director or officer may not purchase or sell securities of any other company while in possession of any material non-public information relating to that company.

     Any director or officer who is uncertain about the legal rules involving a purchase or sale of, or other dealings in, any Company securities or any securities in companies that he or she is familiar with by virtue of his or her work for the Company, should consult with the General Counsel of the Company before making any such transaction.

     Directors and officers are also to comply with the Company's policies relating to insider trading and blackout periods for insider trading.

REPORTING, ACCOUNTABILITY AND WAIVERS

     The Audit Committee is responsible for monitoring compliance with the Code, applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Any director or officer who becomes aware of any existing or potential violation of this Code is required to notify the Code of Ethics Contact Person promptly. Failure to do so is itself a violation of this Code.

     Any questions relating to how this Code should be interpreted or applied should be addressed to the Code of Ethics Contact Person. A director or officer who is unsure of whether a situation violates this Code should discuss the situation with the Code of Ethics Contact Person to prevent possible misunderstandings and embarrassment at a later date.

     The Company will follow the following procedures in investigating and enforcing this Code, and in reporting on the Code:

     - Violations and potential violations will be reported by the Code of Ethics Contact Person to the Audit Committee, after appropriate investigation.

     - The Audit Committee will take all appropriate action to investigate any alleged violations reported to them after appropriate investigation.

     - If the Audit Committee determines that a violation has occurred, the Audit Committee will inform the Board.

     - Upon being notified that a violation has occurred, the Board will take such disciplinary or preventive action as it deems appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of appropriate governmental authorities.

     The Company may waive specific provisions of this Code in a particular situation. Any waiver of the Code for directors or officers of the Company may be made only by the Board or by the Audit Committee of the Board and reported to the Board. Any waiver by the Company of a provision of the Code to a director or officer that relates to a material item shall be disclosed by the Company in accordance with applicable legal and regulatory requirements.

CORPORATE OPPORTUNITIES

     Directors and officers owe a duty to the Company to advance the Company's business interests when the opportunity to do so arises. Directors and officers are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, directors and officers are prohibited from using corporate property, information or position for personal gain and from competing with the Company.

     Sometimes the line between personal and Company benefits is difficult to draw, and there are both personal and Company benefits in certain activities. Directors and officers who intend to make use of Company property or services in a manner not solely for the benefit of the Company should consult beforehand with the Code of Ethics Contact Person.

CONFIDENTIALITY

     In carrying out the Company's business, directors and officers may learn confidential or proprietary information about the Company, its customers, suppliers, or joint venture parties. Directors and officers must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of the Company, and other companies, includes any non-public information that would be harmful to the relevant company or useful or helpful to competitors if disclosed.

     Confidential information shall not be used for personal gain.

FAIR DEALING

     The Company has a history of succeeding through honest business competition. The Company does not seek competitive advantages through illegal or unethical business practices. Each director and officer should endeavour to deal fairly with the Company's customers, service providers, suppliers, competitors and employees. No director or officer should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

PROTECTION AND PROPER USE OF COMPANY ASSETS

     All directors and officers should protect the Company's assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes.

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                                   SCHEDULE D

                            AUDIT COMMITTEE CHARTER

PURPOSE OF AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors of the Company (the "Board") in fulfilling its oversight responsibilities in the following principal areas: (i) accounting policies and practices, (ii) the financial reporting process, (iii) financial statements provided by the Company to the public, (iv) the systems of internal accounting and financial controls, (v) the qualifications, independence, appointment and oversight of the work of the external auditors, (vi) the qualifications and performance of the internal auditors, and (vii) compliance with applicable legal and regulatory requirements.

     In addition to the responsibilities specifically enumerated in this Charter, the Board may refer to the Audit Committee such matters and questions relating to the financial position of the Company and its affiliates as the Board may from time to time see fit.

MEMBERSHIP

     The Audit Committee shall consist of at least three directors appointed by the Board as provided for in the By-laws of the Company. The appointment of members shall occur annually and members are subject to removal or replacement at any time by the Board. The members shall be selected based upon the following, in accordance with applicable laws, rules and regulations:

     (a) INDEPENDENCE. Each member shall be independent in accordance with applicable legal and regulatory requirements and in such regard shall have no direct or indirect material relationship with the Company which could, in the view of the Board, reasonably interfere with the exercise of a member's independent judgment.

     (b) FINANCIALLY LITERATE. Each member shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. For these purposes, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

     (c) COMMITMENT. In addition to being a member of the Audit Committee and of any audit committee of any affiliate of the Company, if a member of the Audit Committee is also on the audit committee of more than two additional public companies, the Board, or the Nominating and Corporate Governance Committee, shall determine that such simultaneous service does not impair the ability of such member to serve effectively on the Company's Audit Committee.

CHAIR AND SECRETARY

     The Chair of the Audit Committee shall be selected by the Board. If the Chair is not present, the members of the Audit Committee may designate a Chair for the meeting by majority vote of the members present. The Secretary of the Company shall be the Secretary of the Audit Committee, provided that if the Secretary is not present, the Chair of the meeting may appoint a secretary for the meeting with the consent of the Audit Committee members who are present. A member of the Committee may be designated as the liaison member to report on the deliberations of the Audit Committees of affiliated companies.

MEETINGS

     The times and locations of meetings of the Audit Committee and the calling of and procedures at such meetings, shall be determined from time to time by the Audit Committee, in consultation with management when necessary, provided that there shall be a minimum of four meetings per year. The Audit Committee shall have sufficient notice in order to prepare for each meeting. Notice of every meeting shall be given to the external and internal auditors of the Company, and meetings shall be convened whenever requested by the external auditors or any member of the Audit Committee in accordance with applicable law.

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MEETING AGENDAS

     Agendas for meetings of the Audit Committee shall be developed by the Chair of the Committee in consultation with the management and the corporate secretary, and shall be circulated to Audit Committee members prior to Committee meetings.

RESOURCES AND AUTHORITY

     The Audit Committee shall have the resources and the authority to discharge its responsibilities, including the authority to engage, at the expense of the Company, outside consultants, independent legal counsel and other advisors and experts as it determines necessary to carry out its duties, without seeking approval of the Board or management. The Audit Committee shall have the authority to conduct any investigation necessary and appropriate to fulfilling its responsibilities, and has direct access to and the authority to communicate directly with the external auditors, internal auditors, the general counsel of the Company and other officers and employees of the Company.

     The members of the Audit Committee shall have the right for the purpose of performing their duties to inspect all the books and records of the Company and its subsidiaries and to discuss such accounts and records and any matters relating to the financial position, risk management and internal controls of the Company with the officers and external and internal auditors of the Company and its subsidiaries. Any member of the Audit Committee may require the external or internal auditors to attend any or every meeting of the Audit Committee.

RESPONSIBILITIES

     The Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of those activities by the Company's management and external auditors, and overseeing the activities of the internal auditors. The Company's external auditors are accountable to the Audit Committee, as representatives of the Company's shareholders.

     It is recognized that members of the Audit Committee are not full-time employees of the Company and do not represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing or the preparation of financial statements. It is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom it receives information, and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

     The specific responsibilities of the Audit Committee shall include those listed below. The enumerated responsibilities are not meant to restrict the Audit Committee from examining any matters related to its purpose.

1.   FINANCIAL REPORTING PROCESS AND FINANCIAL STATEMENTS

     (a) in consultation with the external auditors and the internal auditors, review the integrity of the Company's financial reporting process, both internal and external, and any major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies;

     (b) review all material transactions and material contracts entered into between the Company and any subsidiary with any insider or related party of the Company, other than officer or employee compensation arrangements approved or recommended by the Management Compensation Committee or director remuneration approved or recommended by the Nominating and Corporate Governance Committee;

     (c) review and discuss with management and the external auditors the Company's annual audited consolidated financial statements and its interim unaudited consolidated financial statements, and discuss with the external auditors the matters required to be discussed by generally accepted auditing standards in Canada and the United States, as may be modified or supplemented, and for such purpose, receive and review an annual report by the external auditors describing: (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, including the ramifications of the use such alternative treatments and disclosures and the treatment preferred by the external auditors, and (iii) other material written communications between the external auditors and management, and discuss such annual report with the external auditors;
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     (d)   following completion of the annual audit, review with each of management, the external auditors and the internal auditors any significant issues, concerns or difficulties encountered during the course of the audit;

     (e) resolve disagreements between management and the external auditors regarding financial reporting;

     (f) review the interim quarterly and annual financial statements and annual and interim press releases prior to the release of earnings information;

     (g) review and be satisfied that adequate procedures are in place for the review of the public disclosure of financial information by the Company extracted or derived from the Company's financial statements, other than the disclosure referred to in (f), and periodically assess the adequacy of those procedures; and

     (h) meet separately, periodically, with management, with the internal auditors and with the external auditors.

2.   EXTERNAL AUDITORS

     (a)   require the external auditors to report directly to the Audit
           Committee;

     (b) be directly responsible for the selection, nomination, compensation, retention, termination and oversight of the work of the Company's external auditors engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, and in such regard recommend to the Board the external auditors to be nominated for approval by the shareholders;

     (c) pre-approve all audit engagements and the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit engagements, and in such regard the Audit Committee may establish the types of non-audit services the external auditors shall be prohibited from providing and shall establish the types of audit, audit related and non-audit services for which the Audit Committee will retain the external auditors. The Audit Committee may delegate to one or more of its members the authority to pre-approve non-audit services, provided that any such delegated pre-approval shall be exercised in accordance with the types of particular non-audit services authorized by the Audit Committee to be provided by the external auditor and the exercise of such delegated pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approval;

     (d) review and approve the Company's policies for the hiring of partners and employees and former partners and employees of the external auditors;

     (e) consider, assess and report to the Board with regard to the independence and performance of the external auditors; and

     (f) request and review a report by the external auditors, to be submitted at least annually, regarding the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues.

3.   ACCOUNTING SYSTEMS AND INTERNAL CONTROLS

     (a) oversee management's design and implementation of and reporting on internal controls. Receive and review reports from management, the internal auditors and the external auditors with regard to the reliability and effective operation of the Company's accounting system and internal controls; and

     (b) review the activities, organization and qualifications of the internal auditors and discuss with the external auditors the responsibilities, budget and staffing of the internal audit function.

4.   LEGAL AND REGULATORY REQUIREMENTS

     (a) receive and review timely analysis by management of significant issues relating to public disclosure and reporting;

     (b) review, prior to finalization, periodic public disclosure documents containing financial information, including the Management's Discussion and Analysis and Annual Information Form;

     (c) prepare the report of the Audit Committee required to be included in the Company's periodic filings;

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     (d)   review with the Company's General Counsel legal compliance matters, significant litigation and other legal matters that could have a significant impact on the Company's financial statements; and

     (e) assist the Board in the oversight of compliance with legal and regulatory requirements.

5.   ADDITIONAL RESPONSIBILITIES

     (a)   discuss policies with respect to risk assessment and risk management;

     (b)   establish procedures and policies for the following:

        (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

        (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

     (c) prepare and review with the Board an annual performance evaluation of the Audit Committee;

     (d)   review earnings guidance provided to analysts and rating agencies;

     (e) report regularly to the Board, including with regard to matters such as the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance of the internal audit function, and the performance and independence of the external auditors; and

     (f) review and reassess the adequacy of the Audit Committee's Charter on an annual basis.

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